UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to §240.14a-12

SIERRA ONCOLOGY, INC.

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SIERRA ONCOLOGY, INC.

c/o 2150 – 885 West Georgia Street

Vancouver, British Columbia V6C 3E8

Canada

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON TUESDAY, JANUARY 21, 2020

Dear Stockholders:

You are cordially invited to attend a Special Meeting of Stockholders of Sierra Oncology, Inc. The Special Meeting will be a virtual meeting of stockholders, which means you will be able to participate in the Special Meeting and vote during the Special Meeting via live webcast by visiting www.virtualshareholdermeeting.com/SRRA20SM on Tuesday, January 21, 2020, at 9:00 a.m. Pacific Time. You will not be able to attend the Special Meeting in person.

We are holding the meeting for the following purposes, which are more fully described in the accompanying proxy statement:

1.

To approve an amendment to our certificate of incorporation to effect a reverse stock split at a ratio not less than 1-for-20 and not greater than 1-for-50, with the exact ratio to be set within that range at the discretion of our board of directors before December 31, 2020, without further approval or authorization of our stockholders (the “Reverse Split Proposal”).

2.

To approve amendments to our 2015 Equity Incentive Plan to (i) increase the authorized number of shares available for issuance thereunder by 172,500,000 (pre-split) shares and proportionately increase the share limit related to incentive stock options thereunder, each on a pre-split basis , (ii) provide limits on the total value of compensation that may be granted to any non-employee director in each calendar year, and (iii) eliminate the annual individual grant limit to reflect changes to the tax law in 2017 tax legislation (the “Plan Amendment Proposal”).

3.	To transact such other business as may properly come before the Special Meeting or any adjournment or postponement thereof.

Only stockholders of record of our common stock and our Series A convertible voting preferred stock at the close of business on December 10, 2019 are entitled to notice of, and to vote at, the meeting and any adjournments thereof. This Notice and the accompanying proxy statement are being mailed out to stockholders of our common stock and our Series A convertible voting preferred stock as of the record date beginning on or about December 18, 2019. For ten days prior to the meeting, a complete list of the stockholders entitled to vote at the meeting will be available for examination by any stockholder for any purpose germane to the meeting during ordinary business hours at our headquarters. The stockholder list will also be available during the virtual Special Meeting via www.virtualshareholdermeeting.com/SRRA20SM. If you are a registered stockholder, a control number included on your proxy card will allow you to view this list.

Your vote as a Sierra Oncology, Inc. stockholder is very important. Each share of common stock that you own represents one vote and each share of Series A convertible voting preferred stock you own represents 3,030 votes.

For questions regarding your stock ownership, you may contact our Vice President, Corporate Affairs at (604) 558-6536 or investors@sierraoncology.com or, if you are a registered holder, our transfer agent, American Stock Transfer & Trust Company, LLC by email through their website at https://www.astfinancial.com or by phone at (800) 937-5449.

By Order of the Board of Directors,

Dr. Nick Glover
President and Chief Executive Officer

Vancouver, British Columbia

December 18, 2019

YOUR VOTE IS IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING ONLINE, WE ENCOURAGE YOU TO VOTE AND SUBMIT YOUR PROXY BY INTERNET, TELEPHONE OR BY MAIL. FOR ADDITIONAL INSTRUCTIONS ON VOTING BY TELEPHONE OR THE INTERNET, PLEASE REFER TO YOUR PROXY CARD. TO VOTE AND SUBMIT YOUR PROXY BY MAIL, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE. IF YOU ATTEND THE SPECIAL MEETING ONLINE, YOU MAY REVOKE YOUR PROXY AND VOTE IN ONLINE. IF YOU HOLD YOUR SHARES THROUGH AN ACCOUNT WITH A BROKERAGE FIRM, BANK OR OTHER NOMINEE, PLEASE FOLLOW THE INSTRUCTIONS YOU RECEIVE FROM YOUR ACCOUNT MANAGER TO VOTE YOUR SHARES.

SIERRA ONCOLOGY, INC.

PROXY STATEMENT FOR SPECIAL MEETING OF STOCKHOLDERS

i

SIERRA ONCOLOGY, INC.

c/o 2150 – 885 West Georgia Street

Vancouver, British Columbia V6C 3E8

Canada

PROXY STATEMENT FOR THE SPECIAL MEETING OF STOCKHOLDERS

Tuesday, January 21, 2020

INFORMATION ABOUT SOLICITATION AND VOTING

The accompanying proxy is solicited on behalf of the board of directors of Sierra Oncology, Inc. (“Sierra Oncology”) for use at Sierra Oncology’s Special Meeting of Stockholders (“Special Meeting”) to be held via live webcast at www.virtualshareholdermeeting.com/SRRA20SM on Tuesday, January 21, 2020, at 9:00 a.m. Pacific Time, and any adjournment or postponement thereof. This Proxy Statement and the accompanying form of proxy were first mailed to stockholders on or about December 18, 2019. An electronic copy of this Proxy Statement is available at www.proxyvote.com.

GENERAL INFORMATION ABOUT THE SPECIAL MEETING

Record Date; Quorum

Only holders of record of common stock and our Series A convertible voting preferred stock at the close of business on December 10, 2019 (“Record Date”) will be entitled to vote at the Special Meeting. At the close of business on the Record Date, we had 74,688,283 shares of common stock outstanding and entitled to vote and 103,000 shares of Series A convertible voting preferred stock outstanding and entitled to vote. Each share of common stock will be entitled to one vote. The shares of Series A convertible voting preferred stock vote on an as-converted basis as set forth in the Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Voting Preferred Stock. Each share of Series A convertible voting preferred stock will be entitled to 3,030 votes. For ten days prior to the meeting, a complete list of the stockholders entitled to vote at the meeting will be available for examination by any stockholder for any purpose relating to the meeting during ordinary business hours at our headquarters. The stockholder list will also be available during the virtual Special Meeting via www.virtualshareholdermeeting.com/SRRA20SM. If you are a registered stockholder, a control number included on your proxy card will allow you to view this list.

The holders of a majority of the voting power of the shares of stock entitled to vote at the Special Meeting as of the Record Date must be present at the Special Meeting in order to hold the Special Meeting and conduct business. This presence is called a quorum. Your shares are counted as present at the Special Meeting if you are present and vote in person at the Special Meeting or if you have properly submitted a proxy.

Voting Rights

In deciding all matters at the Special Meeting, each holder of shares of common stock is entitled to one vote for each share of common stock held as of the close of business on the Record Date. Each holder of shares of Series A convertible voting preferred stock is entitled to cast that number of votes equal to the number of shares of common stock into which the preferred stock would be convertible into as of the close of business on the Record Date as determined in accordance with the Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Voting Preferred Stock. Each holder of Series A convertible voting preferred stock will be entitled to 3,030 votes for each share of Series A convertible preferred stock held as of the close of business on the Record Date. You may vote all shares owned by you as of the Record Date, including (i) shares held directly in your name as the stockholder of record, and (ii) shares held for you as the beneficial owner in street name through a broker, bank, trustee, or other nominee.

Stockholder of Record: Shares Registered in Your Name. If, on the Record Date, your shares were registered directly in your name with our transfer agent, American Stock Trust & Transfer Company, then you are considered the stockholder of record with respect to those shares. As a stockholder of record, you may vote online at the Special Meeting by visiting www.virtualshareholdermeeting.com/SRRA20SM. You will need the control number included on your proxy card. You may also vote by telephone, by Internet, or by filling out and returning the proxy card.

Beneficial Owner: Shares Registered in the Name of a Broker or Nominee. If, on the Record Date, your shares were held in an account with a brokerage firm, bank or other nominee, then you are the beneficial owner of the shares held in street name. As a beneficial owner, you have the right to direct your nominee on how to vote the shares held in your account, and your nominee has enclosed or provided voting instructions for you to use in directing it on how to vote your shares. However, the organization that holds your shares is considered the stockholder of record for purposes of voting at the Special Meeting. Because you are not the stockholder of record, you may not vote your shares at the Special Meeting unless you request and obtain a valid proxy from the organization that holds your shares giving you the right to vote the shares at the Special Meeting.

Broker non-votes occur when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular matter because such broker, bank or other nominee does not have discretionary authority to vote on that matter and has not received voting instructions from the beneficial owner. Brokers, banks and other nominees typically do not have discretionary authority to vote on non-routine matters. Broker non-votes are counted for purposes of determining whether a quorum is present, will have the effect of a vote against the Reverse Split Proposal and will have no effect on the outcome of the Plan Amendment Proposal. Under the rules and interpretations of The Nasdaq Stock Market Listing Rules, “non-routine” matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors, executive compensation and certain corporate governance proposals, even if management-supported. At our Special Meeting, the Reverse Split Proposal is considered a “routine” matter, while the Plan Amendment Proposal is considered a “non-routine” matter. This means that your bank, broker or other nominee may vote in its discretion on the Reverse Split Proposal on your behalf if you have not furnished voting instructions. Absent direction from you, your broker will not have discretion to vote on the Plan Amendment Proposal. Accordingly, we encourage you to provide voting instructions to your broker, whether or not you plan to attend the meeting.

Vote Required

The affirmative vote of the holders of the majority of the outstanding shares of stock entitled to vote is required for approval of the Reverse Split Proposal and broker non-votes and abstentions will have the effect of a vote “AGAINST” these proposals.

The affirmative vote of a majority of the votes cast for or against the Plan Amendment Proposal at the Special Meeting is required for approval of the Plan Amendment Proposal. Abstentions and broker non-votes will have no effect on the outcome of the vote on this proposal.

Recommendations of the Board of Directors on Each of the Proposals Scheduled to be Voted on at the Special Meeting

The board of directors recommends that you vote FOR the Reverse Split Proposal and FOR the Plan Amendment Proposal.

None of the directors or executive officers has any substantial interest in any matter to be acted upon, other than as referenced in “Proposal No. 1 – Approval of Amendment of our Certificate of Incorporation to Effect a Reverse Stock Split – Certain Interests of Directors” and “Proposal No. 2 – Approval of Amendments to 2015 Equity Incentive Plan – Certain Interests of Directors.”

Voting Instructions; Voting of Proxies

If you are a stockholder of record, you may:

•

Vote online at the Special Meeting – attend the Special Meeting online and follow the instructions posted at www.virtualshareholdermeeting.com/SRRA20SM. You will need the control number included on your proxy card;

•	vote via telephone or Internet – in order to do so, please follow the instructions shown on your proxy card; or

•	vote by mail – complete, sign and date the proxy card enclosed herewith and return it before the Special Meeting in the envelope provided.

Votes submitted by telephone or Internet must be received by 11:59 pm Eastern Time on January 20, 2020. Votes submitted by mail must be received by 11:59 pm Eastern Time on January 17, 2020. Submitting your proxy, whether via the Internet, by telephone, or by mail, will not affect your right to vote online at the Special Meeting should you decide to attend. If you are not the stockholder of record, please refer to the voting instructions provided by your nominee to direct it how to vote your shares. You may either vote “FOR” or “AGAINST” or “ABSTAIN” from voting. Your vote is important. Whether or not you plan to attend the Special Meeting, we urge you to vote by proxy to ensure that your vote is counted.

All proxies will be voted in accordance with the instructions specified on the proxy card. If you sign a physical proxy card and return it without instructions as to how your shares should be voted on a particular proposal at the Special Meeting, your shares will be voted in accordance with the recommendations of our board of directors stated above.

If you do not vote and you hold your shares in street name, and your broker does not have discretionary power to vote your shares, your shares may constitute “broker non-votes” (as described above) and will not be counted in determining the number of shares necessary for approval of the Plan Amendment Proposal. However, shares that constitute broker non-votes will be counted for the purpose of establishing a quorum for the Special Meeting.

If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. To make certain all of your shares are voted, please follow the instructions included on each proxy card and vote each proxy card by telephone, through the Internet or by mail. If you are voting by mail, please complete, sign and return each proxy card to ensure that all of your shares are voted.

Expenses of Soliciting Proxies

Sierra Oncology will pay the expenses of soliciting proxies. Following the original mailing of the soliciting materials, Sierra Oncology and its agents, including directors, officers and other employees, without additional compensation, may solicit proxies by mail, electronic mail, telephone, facsimile, by other similar means, or in person. Following the original mailing of the soliciting materials, Sierra Oncology will request brokers, custodians, nominees and other record holders to forward copies of the soliciting materials to persons for whom they hold shares and to request authority for the exercise of proxies. In such cases, Sierra Oncology, upon the request of the record holders, will reimburse such holders for their reasonable expenses. If you choose to access the proxy materials and/or vote through the Internet, you are responsible for any Internet access charges you may incur.

Revocability of Proxies

A stockholder who has given a proxy may revoke it at any time before it is exercised at the Special Meeting by:

•	delivering to the Corporate Secretary of Sierra Oncology (by any means) a written notice stating that the proxy is revoked;

•	signing and delivering a proxy bearing a later date;

•	voting again by telephone or Internet; or

•

attending and voting online at the Special Meeting by following the instructions posted at www.virtualshareholdermeeting.com/SRRA20SM (although attendance at the Special Meeting will not, by itself, revoke a proxy).

Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to revoke a proxy, you must contact that broker, bank, or other nominee to revoke any prior voting instructions.

Voting Results

Voting results will be tabulated and certified by the inspector of elections appointed for the Special Meeting. The preliminary voting results will be announced at the Special Meeting. The final results will be tallied by the inspector of elections and filed with the Securities and Exchange Commission (“SEC”) in a current report on Form 8-K within four business days of the Special Meeting.

Implications of Being an “Emerging Growth Company”

We are an “emerging growth company” as that term is used in the Jumpstart Our Business Startups Act of 2012 and, as such, have elected to comply with certain reduced public company reporting requirements. These reduced reporting requirements include reduced disclosure about the company’s executive compensation arrangements and no requirement to have non-binding advisory votes on executive compensation. We will remain an emerging growth company until the earlier of (1) December 31, 2020; (2) the last day of the fiscal year (a) in which we have total annual gross revenue of at least $1.07 billion, or (b) in which we are deemed to be a large accelerated filer, which means the market value of our common stock that is held by non-affiliates exceeds $700 million as of the prior June 30th; and (3) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period.

PROPOSAL NO. 1

APPROVAL OF AMENDMENT OF OUR CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT

General

On December 5, 2019, our board of directors unanimously approved, subject to stockholder approval, an amendment to our certificate of incorporation to effect a reverse stock split of our outstanding common stock by combining outstanding shares of common stock into a lesser number of outstanding shares of common stock by a ratio of not less than 1-for-20 and not more than 1-for-50 at any time prior to December 31, 2020, with the exact ratio to be set within this range by our board of directors at its sole discretion. Upon the effectiveness of the amendment to our certificate of incorporation effecting the reverse stock split, the outstanding shares of our common stock will be reclassified and combined into a lesser number of shares such that one share of our common stock will be issued for a specified number of shares.

If this Proposal No. 1 is approved by our stockholders as proposed, our board of directors would have the sole discretion to effect the amendment and reverse stock split at any time prior to December 31, 2020, and to fix the specific ratio for the reverse stock split, provided that the ratio would be not less than 1-for-20 and not more than 1-for-50. We believe that enabling our board of directors to fix the specific ratio of the reverse stock split within the stated range will provide us with the flexibility to implement the split in a manner designed to maximize the anticipated benefits for our stockholders. The determination of the ratio of the reverse stock split will be based on a number of factors, described further below under the heading “Criteria to be Used for Decision to Apply the Reverse Stock Split.”

The reverse stock split, if approved by our stockholders, would become effective upon the filing of an amendment to our certificate of incorporation with the Secretary of State of the State of Delaware, or at the later time set forth in the amendment. The exact timing of the amendment will be determined by our board of directors based on its evaluation as to when such action will be the most advantageous to us and our stockholders, but will not occur after December 31, 2020. Our board of directors currently anticipates that it would effect the reverse stock split as soon as practicable following stockholder approval of the Reverse Stock Split. In addition, our board of directors reserves the right, notwithstanding stockholder approval and without further action by our stockholders, to abandon the amendment and the reverse stock split if, at any time prior to the effectiveness of the filing of the amendment with the Secretary of State, our board of directors, in its sole discretion, determines that it is no longer in our best interest and the best interests of our stockholders to proceed.

In November 2019, pursuant to a public offering (the “Offering”), we issued 103,000 shares of Series A convertible voting preferred stock. Each share of Series A convertible voting preferred stock will be initially convertible into that number of shares of common stock equal to the stated value of the Series A convertible voting preferred stock ($1,000) divided by the voting conversion price of the Series A convertible voting preferred stock, which is equal to $0.33. Therefore, each holder of Series A convertible voting preferred stock will be entitled to 3,030 votes for each share of Series A convertible preferred stock held as of the close of business on the Record Date. Each share of Series A convertible voting preferred stock will convert into shares of common stock (i) at the option of the holder or (ii) automatically upon the fifth day of trading following the announcement of stockholder approval of the Reverse Stock Split, subject to certain beneficial ownership limitations.

We also issued Series A warrants to purchase 312,090,000 shares of common stock and Series B warrants to purchase 102,989,700 shares of common stock. These warrants are exercisable the first trading day following our stockholder meeting in which the stockholders approve an increase to the number of authorized shares of common stock needed to cover the shares issuable upon exercise of the warrants. If the Reverse Stock Split is approved by stockholders, there will be no corresponding decrease to the number of authorized shares of common stock, which will therefore effectively increase the number of our outstanding shares of common stock. We expect this effective increase in the number of authorized shares of common stock to be sufficient to permit the full exercise of the Series A and Series B warrants. We have agreed to use reasonable best efforts to obtain approval by our stockholders of an amendment to our certificate of incorporation increasing the aggregate number of authorized shares of common stock such that we will have sufficient authorized but unissued and otherwise unreserved shares of common stock, solely for the purpose of enabling it to issue shares upon exercise of the warrants.

In November 2019, we entered into an amendment to our Asset Purchase Agreement with Gilead Sciences, Inc. (“Gilead”), for momelotinib pursuant to which we agreed to issue, subject to certain conditions, shares of common stock and a warrant to purchase common stock to Gilead in consideration for amending the royalty rates and milestones in the Asset Purchase Agreement. The total number of common stock outstanding or issuable shown in this Proxy Statement do not give effect to the shares of common stock and or the warrant issuable to Gilead pursuant to the Asset Purchase Agreement after conversion of the Series A convertible voting preferred stock.

The primary purpose for effecting the reverse stock split is to increase the per share trading price of our common stock so as to:

•	broaden the pool of investors that may be interested in investing in our company by attracting new investors who would prefer not to invest in shares that trade at lower share prices;

•	make our common stock a more attractive investment to institutional investors;

•	maintain the listing of our common stock and avoid a delisting of our common stock from the Nasdaq Global Market in the future;

•	better enable us to raise funds to finance planned operations; and

•	have a more comparable per share earnings for our potential future transition to a revenue generating company.

Our board of directors further believes that an increased stock price may encourage investor interest and improve the marketability of our common stock to a broader range of investors, and thus improve liquidity and lower average transaction costs. Because of the trading volatility often associated with low-priced stocks, many brokerage firms and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. Our board of directors believes that the anticipated higher market price resulting from a reverse stock split would enable institutional investors and brokerage firms with policies and practices such as those described above to invest in our common stock.

In addition, effecting the reverse stock split without a corresponding reduction to the number of our authorized shares of common stock will enable us to have sufficient authorized but unissued shares of common stock available for the exercise of our issued and outstanding warrants, as well as provide flexibility to pursue all finance and corporate opportunities involving our common stock, which may include private or public offerings of our equity securities. There are currently no formal proposals or agreements that would require an increase in our authorized shares of common stock, other than the obligation to increase our authorized common stock to permit the exercise of the Series A and Series B warrants as described above. In evaluating the reverse stock split, our board of directors also took into consideration negative factors associated with reverse stock splits. These factors include the negative perception of reverse stock splits held by many investors, analysts and other stock market participants, as well as the fact that the stock price of some companies that have effected reverse stock splits has subsequently declined back to pre-reverse stock split levels. Our board of directors, however, determined that these potential negative factors were significantly outweighed by the potential benefits, and believes that by increasing the per share market price of our common stock as a result of the reverse stock split may encourage greater interest in our common stock and enhance the acceptability and marketability of our common stock to the financial community and investing public as well as promote greater liquidity for our stockholders.

The form of the proposed amendment to our certificate of incorporation to effect the reverse stock split is attached as Appendix A to this proxy statement. Any amendment to our certificate of incorporation to effect the reverse stock split will include the reverse stock split ratio fixed by our board of directors, within the range approved by our stockholders.

Criteria to be Used for Decision to Apply the Reverse Stock Split

If our stockholders approve the reverse stock split, our board of directors will be authorized to proceed with the reverse split. In determining whether to proceed with the reverse split and setting the exact amount of split, if any, our board of directors will consider a number of factors, including market conditions and existing and expected trading prices of our common stock.

Effect of the Reverse Stock Split

The reverse stock split will be effected simultaneously for all outstanding shares of our common stock. The reverse stock split will affect all of our stockholders uniformly and will not affect any stockholder’s percentage ownership interest in our company, except to the extent that the reverse stock split results in any of our stockholders owning a fractional share. The reverse stock split will not change the terms of our common stock. After the reverse stock split, the shares of common stock will have the same voting rights and rights to dividends and distributions and will be identical in all other respects to the common stock now authorized, which is not entitled to preemptive or subscription rights, and is not subject to conversion, redemption or sinking fund provisions. The post-reverse stock split common stock will remain fully paid and non-assessable. The reverse stock split is not intended as, and will not have the effect of, a “going private transaction” covered by Rule 13e-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Following the reverse stock split, we will continue to be subject to the periodic reporting requirements of the Exchange Act.

As of the effective time of the reverse stock split, we will adjust and proportionately decrease the number of shares of our common stock reserved for issuance upon exercise of, and adjust and proportionately increase the exercise price of, all options and warrants and other rights to acquire our common stock. In addition, as of the effective time of the reverse stock split, we will adjust and proportionately decrease the total number of shares of our common stock that may be the subject of the future grants under our stock plans. The reverse stock split will not change the number of authorized shares of our common stock or the terms of the common stock.

As of the effective time of the reverse stock split, the conversion ratio by which shares of our outstanding preferred stock convert to common stock will also be automatically adjusted such that the number of shares of common stock issuable upon conversion of our preferred stock will be proportionally reduced. The reverse stock split will not change the number of authorized shares of our preferred stock or the terms of the preferred stock. As described above, each share of Series A convertible voting preferred stock will convert into shares of common stock (i) at the option of the holder or (ii) automatically upon the fifth day of trading following the announcement of stockholder approval of the Reverse Stock Split.

Assuming reverse stock split ratios of 1-for-20, 1-for-35 and 1-for-50, which reflect the low end, middle and high end of the range that our stockholders are being asked to approve, the following table sets forth (i) the number of shares of our common stock that would be issued and outstanding (ii) the number of shares of our common stock that would be reserved for issuance pursuant to outstanding warrants, and preferred stock, as well as the number of shares of our common stock that would be reserved for issuance of awards (including stock options and other equity-based incentives) under our 2015 Employee Stock Purchase Plan, 2015 Equity Incentive Plan and 2018 Equity Inducement Plan (prior to any increase in the number of shares available for issuance under the 2015

Equity Incentive Plan under the Plan Amendment Proposal), and (iii) the weighted-average exercise price of outstanding options and warrants, each giving effect to the reverse stock split and based on securities outstanding as of November 30, 2019.

	Number of Shares Before Reverse Stock Split	Reverse Stock Split Ratio of 1-for-20	Reverse Stock Split Ratio of 1-for-35	Reverse Stock Split Ratio of 1-for-50
Number of Shares of Common Stock Issued and Outstanding	74,688,283	3,734,414	2,133,950	1,493,765
Number of Shares of Common Stock Reserved for Issuance*	743,044,986	37,152,249	21,229,856	14,860,899
Number of Authorized Shares of Common Stock	500,000,000	500,000,000	500,000,000	500,000,000
Number of Authorized Shares of Preferred Stock	10,000,000	10,000,000	10,000,000	10,000,000
Weighted Average Exercise Price of Options and Warrants	$0.40	$7.97	$13.94	$19.92

*	This amount does not include the proposed increase of 172,500,000 shares (on a pre-split basis) of our common stock available for issuance under the 2015 Equity Incentive Plan.

If this Proposal No. 1 is approved and our board of directors elects to effect the reverse stock split, the number of outstanding shares of common stock will be reduced in proportion to the ratio of the split chosen by our board of directors. Accordingly, if a reverse stock split is effected, the number of authorized shares of common stock will effectively be proportionally increased.

Additionally, if this Proposal No. 1 is approved and our board of directors elects to effect the reverse stock split, we would communicate to the public, prior to the effective date of the stock split, additional details regarding the reverse split, including the specific ratio selected by our board of directors. If the board of directors does not implement the reverse stock split by December 31, 2020, the authority granted in this Proposal No. 1 to implement the reverse stock split will terminate.

Certain Interests of Directors

In considering the recommendation of our board of directors with respect to the approval of Proposal No. 1, stockholders should be aware that the members of our board of directors have certain interests that may present them with conflicts of interest in connection with such proposal. Certain directors are affiliated with stockholders who, pursuant to the Offering, hold Series A convertible voting preferred stock, Series A warrants and Series B warrants. As described above, each share of Series A convertible voting preferred stock will convert into shares of common stock (i) at the option of the holder or (ii) automatically upon the fifth day of trading following the announcement of stockholder approval of the Reverse Stock Split and the warrants are exercisable the first trading day following our stockholder meeting in which the stockholders approve an increase to the number of authorized shares of common stock needed to cover the shares issuable upon exercise of the warrants, subject to certain beneficial ownership limitations. Our board of directors recognizes that approval of this proposal may benefit our directors and their successors.

Our directors and executive officers have no substantial interests, directly or indirectly, in the matters set forth in this proposed amendment, except to the extent of their ownership in shares of our common stock and securities convertible or exercisable for common stock.

Certain Risks and Potential Disadvantages Associated with the Reverse Stock Split

The effect of the reverse stock split upon the market prices for our common stock cannot be accurately predicted, and the history of similar stock split combinations for companies in like circumstances is varied. If the reverse stock split is implemented, the post-split market price of our common stock may be less than the pre-split price multiplied by the reverse stock split ratio.

In addition, a reduction in number of shares outstanding may impair the liquidity for our common stock, which may reduce the value of our common stock. Also, some stockholders may consequently own less than one hundred shares of our common stock. A purchase or sale of less than one hundred shares may result in incrementally higher trading costs through certain brokers, particularly “full service” brokers. Therefore, those stockholders who own less than one hundred shares following the reverse stock split may be required to pay modestly higher transaction costs should they then determine to sell their shares.

Procedure for Effecting the Reverse Stock Split and Exchange of Stock Certificates

If our stockholders approve the proposal to effect the reverse stock split, and if our board of directors still believes that a reverse stock split is in the best interests of us and our stockholders, our board of directors will determine the ratio of the reverse stock split to be implemented and we will file the certificate of amendment with the Secretary of State of the State of Delaware. As soon as practicable after the effective date of the reverse stock split, stockholders will be notified that the reverse stock split has been effected.

Beneficial Owners of Common Stock and Series A Convertible Voting Preferred Stock. Upon the implementation of the reverse stock split, we intend to treat shares held by stockholders in “street name” (i.e., through a bank, broker, custodian or other nominee), in the same manner as registered stockholders whose shares are registered in their names. Banks, brokers, custodians or other nominees will be instructed to effect the reverse stock split for their beneficial holders holding our common stock and our Series A convertible voting preferred stock in street name. However, these banks, brokers, custodians or other nominees may have different procedures than registered stockholders for processing the reverse stock split and making payment for fractional shares. If a stockholder holds shares of our common stock with a bank, broker, custodian or other nominee and has any questions in this regard, stockholders are encouraged to contact their bank, broker, custodian or other nominee.

Registered Holders of Common Stock. Certain of our registered holders of common stock hold some or all of their shares electronically in book-entry form with our transfer agent, American Stock Transfer & Trust Company, LLC. These stockholders do not hold physical stock certificates evidencing their ownership of our common stock. However, they are provided with a statement reflecting the number of shares of our common stock registered in their accounts. If a stockholder holds registered shares in book-entry form with our transfer agent, no action needs to be taken to receive post-reverse stock split shares or payment in lieu of fractional shares, if applicable. If a stockholder is entitled to post-reverse stock split shares, a transaction statement will automatically be sent to the stockholder’s address of record indicating the number of shares of our common stock held following the reverse stock split.

Holders of Certificated Shares of Common Stock. As of the date of this proxy statement, none of our shares of common stock were held in certificated form. In the event any stockholders of record at the time of the reverse stock split hold shares of our common stock in certificated form, they will be sent a transmittal letter by the transfer agent after the effective time that will contain the necessary materials and instructions on how a stockholder should surrender his, her or its certificates, if any, representing shares of our common stock to the transfer agent.

Fractional Shares

We will not issue fractional shares in connection with the reverse stock split. Instead, stockholders who otherwise would be entitled to receive fractional shares because they hold a number of shares not evenly divisible by the reverse stock split ratio will be entitled, upon surrender to the exchange agent of certificates representing such shares, to a cash payment in lieu thereof at a price equal to the fraction to which the stockholder would otherwise be entitled multiplied by the closing price of the common stock, as reported on the Nasdaq Global Market, on the last trading day prior to the effective date of the split (or if such price is not available, the average of the last bid and asked prices of the common stock on such day or other price determined by our board of directors). The ownership of a fractional interest will not give the holder thereof any voting, dividend or other rights except to receive payment therefor as described herein.

No Appraisal Rights

As a matter of Delaware law, our stockholders do not have a right to dissent and are not entitled to appraisal rights with respect to the proposed amendment to effect a reverse stock split, and we will not independently provide our stockholders with any such rights.

Accounting Consequences

The reverse stock split will not affect total assets, liabilities or shareholders’ equity. However, the per share net income or loss and net book value of the common stock will be retroactively increased for each period because there will be fewer shares of common stock outstanding.

Federal Income Tax Consequences

The following discussion is a summary of certain U.S. federal income tax consequences of a reverse stock split to us and to stockholders that hold shares of our common stock as capital assets for U.S. federal income tax purposes. This discussion is based upon current U.S. tax law, which is subject to change, possibly with retroactive effect, and differing interpretations. Any such change may cause the U.S. federal income tax consequences of a reverse stock split to vary substantially from the consequences summarized below.

This summary does not address all aspects of U.S. federal income taxation that may be relevant to stockholders in light of their particular circumstances or to stockholders who may be subject to special tax treatment under the Internal Revenue Code of 1986, as amended (the “Code”), including, without limitation, dealers in securities, commodities or foreign currency, persons who are treated as non-U.S. persons for U.S. federal income tax purposes, certain former citizens or long-term residents of the United States, insurance companies, tax-exempt organizations, banks, financial institutions, small business investment companies, regulated investment companies, real estate investment trusts, retirement plans, persons whose functional currency is not the U.S. dollar, traders that mark-to-market their securities, persons subject to the alternative minimum tax or the Medicare contribution tax on net investment income, persons who hold their shares of our common stock as part of a hedge, straddle, conversion or other risk reduction transaction, or who acquired their shares of our common stock pursuant to the exercise of compensatory stock options, the vesting of previously restricted shares of stock or otherwise as compensation.

The state and local tax consequences of a reverse split may vary as to each stockholder, depending on the jurisdiction in which such stockholder resides. This discussion should not be considered as tax or investment advice, and the tax consequences of a reverse stock split may not be the same for all stockholders. Stockholders should consult their own tax advisors to understand their individual federal, state, local and foreign tax consequences.

Tax Consequences to the Company. We will not recognize taxable income, gain or loss in connection with a reverse stock split.

Tax Consequences to the Stockholders. A stockholder generally will not recognize gain or loss on the reverse stock split, except in respect of cash, if any, received in lieu of a fractional share interest. In general, the aggregate tax basis of the post-split shares received will be equal to the aggregate tax basis of the pre-split shares exchanged therefor (excluding any portion of the holder’s basis allocated to fractional shares), and the holding period of the post-split shares received will include the holding period of the pre-split shares exchanged.

A holder of the pre-split shares who receives cash generally will be treated as having exchanged a fractional share interest for cash in a redemption that is subject to Section 302 of the Code, assuming the fractional share interest is purchased directly by the Company. The redemption will be treated as a sale of the fractional share, and not as a distribution under Section 301 of the Code, if the receipt of cash (a) is “substantially disproportionate” with respect to the holder, (b) results in a “complete termination” of the holder’s interest, or (c) is “not essentially equivalent to a dividend” with respect to the holder, in each case taking into account shares both actually and constructively owned by such holder (under certain constructive ownership rules). A distribution is not essentially equivalent to a dividend if the holder undergoes a “meaningful reduction” in the holder’s proportionate interest. If the redemption is treated as a sale, the holder will recognize capital gain or loss equal to the difference between the portion of the tax basis of the post-split shares allocated to the fractional share interest and the cash received. If the redemption does not meet one of the Section 302 tests, the cash distribution will be treated as a distribution under Section 301 of the Code. In such case, the cash distribution will be treated as a dividend to the extent of our current and accumulated earnings and profits allocable to the distribution, and then as a recovery of basis to the extent of the holder’s tax basis in his or her shares (which, for these purposes, may include the holder’s tax basis in all of his or her shares rather than only the holder’s tax basis in his or her fractional share interest, although the law is not entirely clear), and finally as gain from the sale of stock.

Whether a holder who receives cash in lieu of fractional shares will have a meaningful reduction in ownership will depend on all of the facts and circumstances existing at and around the time of the reverse stock split, including the size of the holder’s percentage interest in our Common Stock before and after the reverse stock split. In this regard, the IRS has indicated in published rulings that any reduction in the percentage interest of a public company stockholder whose relative stock interest is minimal (an interest of less than 1% of the outstanding Company Common Stock should satisfy this requirement) and who exercises no control over corporate affairs should constitute a meaningful reduction in such stockholder’s interest. However, some shareholders receiving cash in lieu of a fractional share will have an increase in their percentage ownership interest in the Company and therefore could be subject to dividend treatment on the receipt of cash in lieu of such fractional share ownership interest. Such potential dividend treatment will not apply if the fractional shares interests are aggregated and sold by the Company on the open market, and which case the proceeds will be treated as received in connection with a sale of stock.

We recommend that stockholders consult their own tax advisors to determine the extent to which their fractional share redemption is treated as a sale of the fractional share or as a distribution under Section 301 of the Code and the tax consequences thereof.

Information Reporting and Backup Withholding. Payment of cash in lieu of fractional shares within the United States or conducted through certain U.S. related financial intermediaries is subject to both backup withholding and information reporting unless the beneficial owner certifies under penalties of perjury that he or she is not a U.S. holder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a U.S. holder) or the stockholder otherwise establishes an exemption. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against such stockholder’s U.S. federal income tax liability provided the required information is furnished to the IRS.

Vote Required and Board of Directors Recommendation

Pursuant to the Delaware General Corporation Law, this proposal must be approved by the affirmative vote of a majority of the outstanding shares of stock of Sierra Oncology entitled to vote on the proposal. Abstentions and broker non-votes with respect to this proposal will be counted for purposes of establishing a quorum and, if a quorum is present, will have the same practical effect as a vote against this proposal.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT.

PROPOSAL NO. 2

APPROVAL OF AMENDMENTS TO THE 2015 EQUITY INCENTIVE PLAN

General

Our 2015 Equity Incentive Plan (“2015 Plan”) was initially adopted by our board of directors and approved by our stockholders in 2015. The 2015 Plan became effective in July 2015 in connection with our initial public offering. The 2015 Plan provides for the grant of awards to eligible employees, consultants, directors, and non-employee in the form of stock options, restricted stock awards (“RSAs”), stock appreciation rights (“SARs”), restricted stock units (“RSUs”), performance awards, cash awards and stock bonuses.

Our board of directors has determined that it is in the best interests of Sierra Oncology and its stockholders to seek stockholder approval of the following amendments to our 2015 Plan, which were approved by our board of directors in December 2019:

•

increase the authorized number of shares of our common stock available for issuance under our 2015 Plan by 172,500,000 shares (on a pre-split basis) and proportionately increase the share limit relating to incentive stock options, each as determined on a pre-split basis;

•

include a $800,000 yearly limit on the aggregate value of all compensation paid or granted, as applicable, to any individual for service as a non-employee director of our board of directors with respect to any calendar year, including equity awards and cash fees and remove the yearly share limit of 400,000 shares for each non-employee director; and

•

eliminate the annual individual grant limit to reflect changes to the tax law in 2017 tax legislation by eliminating the annual individual grant limits previously included in response to Section 162(m) of the Code.

Reasons for the Amendment of the 2015 Plan

Share Increase

We are asking our stockholders to approve the amendment to the 2015 Plan because, among other things, we believe that the amendment to the 2015 Plan is in the best interests of Sierra Oncology because of the continuing need to provide stock options and other equity-based incentives to attract and retain qualified personnel and to respond to relevant market changes in equity compensation practices. If our stockholders do not approve the amendments to the 2015 Plan, our employees’ motivation and incentives will be negatively impacted, as we will be limited in our ability to continue to issue awards in numbers sufficient to attract and motivate the highly skilled employees we need to recruit and retain, due to low share reserves remaining in our 2015 Plan, the impact of the annual individual grant limit, and the dilution to our share reserve and outstanding equity awards from the increase in our stock outstanding from the recent financing activities.

Equity compensation is a critical element of our compensation program. Offering a broad-based equity compensation program is vital to attracting and retaining highly skilled people in the highly competitive life sciences industry. We use equity awards to increase incentives on the part of employees, non-employee directors and consultants who provide significant services to the company. We believe that providing an equity stake in the future success of our business encourages our employees to be highly motivated to achieve our long-term business goals and to increase stockholder value. Their innovation and productivity are critical to our success. Accordingly, approving the amendment to our 2015 Plan is in the best interest of our stockholders because equity awards help us to:

•	attract, motivate and retain talented employees, directors and consultants;

•	align employee and stockholder interests; and

•	link employee compensation with company performance.

We strongly believe that approval by you of the amendment to our 2015 Plan will enable us to achieve our goals in attracting and retaining our most valuable asset: our employees.

We believe that the amendments to increase the number of shares available for grant under our 2015 Plan and the elimination of the annual grant limit are necessary in connection with the issuance of certain new warrants and new shares, as described in greater detail above in “Proposal No. 1 – Approval of Amendment of our Certificate of Incorporation to Effect a Reverse Stock Split”.

In connection with these recent financing activities, our total common stock outstanding (assuming full exercise of the warrants, including the common shares and warrant issuable to Gilead), is expected to increase by a factor of approximately 11.5 and our overhang is expected to decrease proportionately. Consequently, using data from our independent compensation consultant, we have determined that we will need to increase our share pool to keep our overhang at a level generally consistent with our current overhang and to generally align our overhang with the overhang of our peer group following the issuance of shares in connection with our recent financing activities. We have also determined, after consideration of information provided by our independent compensation consultant, that we will require an additional share pool for ongoing annual grants and new hire grants (in addition to our current evergreen arrangement described below) so that we can attract and retain highly skilled people in the highly competitive life sciences industry. Consequently, we are seeking approval for an additional 172,500,000 shares of common stock (on a pre-split basis) to be added to the shares available for issuance under the 2015 Plan.

In connection with the pre-split increase to our share reserve, we are also seeking to proportionately increase the maximum number of shares that may be issued pursuant to the exercise of incentive stock options over the life of the 2015 Plan. Consequently, we are seeking to amend the 2015 Plan to increase such limit from 6,800,000 to 500,000,000 (on a pre-split basis).

Without the appropriate share reserve to grant competitive equity-based incentives, we would be forced to consider cash replacement alternatives to provide a market-competitive total compensation package necessary to attract, retain and motivate the employee talent critical to our future successes. These cash replacement alternatives could, among other things, reduce the cash available for investment in growth and development and cause a loss of motivation by employees to achieve superior performance over a longer period of time. Equity-based incentives directly align a portion of the compensation of our employees with the economic interests of our stockholders. If this Proposal No. 2 is not approved by our stockholders, we believe our ability to attract and retain the talent we need to compete in our industry would be adversely impacted, and this could affect our long-term success.

Non-Employee Director Compensation Limit

As described below in “Director Compensation” we provide our non-employee directors with a combination of cash and equity, pursuant to our non-employee director compensation policy. For fiscal 2018, the average fees earned or paid in cash to our non-employee directors was approximately $57,581 and the average option award granted to our non-employee directors had an aggregate grant date fair value of $58,583, resulting in average total annual compensation of approximately $116,164.

In response to evolving corporate governance practices and recent litigation in Delaware, we are asking our stockholder to approve an amendment to the 2015 Plan to provide that the total combined value of cash and equity awards granted to a non-employee director in any calendar year cannot exceed $800,000 in the aggregate. There is currently no such limit in the 2015 Plan, although the 2015 Plan does currently provide that no award granted under the 2015 Plan to a non-employee director shall exceed 400,000 shares in any one calendar year (which would be replaced by this amendment if approved). We believe that this proposal will benefit stockholders by establishing an upper limit on director compensation in line with existing improved corporate governance practices.

If stockholder approval of this proposal is not obtained, there will continue to be no dollar limit on either awards or cash compensation paid to non-employee directors, other than the 400,000 share limit currently in place under the 2015 Plan.

Revisions in Response to the 2017 Tax Cuts and Jobs Act

The Plan Amendment Proposal also includes a revision to the 2015 Plan in response to new 2017 tax laws to remove the per-person annual limits previously necessary for us to be eligible to receive certain favorable tax treatment under Section 162(m) of the Code, which favorable tax treatment is no longer available.

Summary of the 2015 Plan as Proposed to be Amended

The following is a summary of the principal provisions of the 2015 Plan as would be amended by the Plan Amendment Proposal these proposed amendments (the “Amended 2015 Plan”). This summary is qualified in its entirety by reference to the full text of the Amended 2015 Plan which is attached as Appendix B.

We adopted the 2015 Plan, which became effective in July 2015 as the successor to our 2008 Stock Plan (the “2008 Plan”). We initially reserved 3,400,000 shares of our common stock to be issued under our 2015 Plan and 365,535 shares of common stock, representing shares reserved but that were not issued under our 2008 Plan at the time the 2015 Plan became effective, were added to such share reserve. Currently, the 2015 Plan provides for an annual automatic increase in the number of shares available for issuance thereunder on January 1 of each of 2016 through 2025, 4% of the number of issued and outstanding shares of Sierra Oncology’s common stock on the December 31 immediately prior to the date of increase, or a lesser number as approved by our board of directors. As of November 30, 2019, we had 767,769 shares of common stock available for grant under the 2015 Plan and it is expected that on January 1, 2020 such share reserve will increase by 4% of common stock issued and outstanding on December 31, 2019 pursuant to the evergreen provision of the 2015 Plan. As proposed, we plan to reserve an additional 172,500,000 (on a pre-split basis) shares under the Amended 2015 Plan. In addition, the following shares are available for grant and issuance under our Amended 2015 Plan:

•	shares subject to options or SARs granted under our 2015 Plan that cease to be subject to the option or SAR for any reason other than exercise of the option or SAR;

•	shares subject to awards granted under our 2015 Plan that are subsequently forfeited or repurchased by us at the original issue price;

•	shares subject to awards granted under our 2015 Plan that otherwise terminate without shares being issued;

•	shares surrendered, cancelled, or exchanged for cash or a different award (or combination thereof);

•	shares issued under our 2008 Stock Plan that are forfeited or repurchased by us after the effective date of our 2015 Plan; and

•	shares subject to awards under our 2008 Plan that are used to pay the exercise price of an option or withheld to satisfy the tax withholding obligations related to any award.

Our Amended 2015 Plan authorizes the award of stock options, RSAs, SARs, RSUs, performance awards, cash awards and stock bonuses. No more than 500,000,000 shares of common stock may be granted under the plan pursuant to the exercise of incentive stock options. In addition, our Amended 2015 Plan will provide that the total combined value of cash paid and equity awards granted to a non-employee director in any calendar year cannot exceed $800,000 in the aggregate.

Our Amended 2015 Plan is administered by our compensation committee, or by our board of directors acting in place of our compensation committee. The compensation committee has the authority to construe and interpret our Amended 2015 Plan, grant awards and make all other determinations necessary or advisable for the administration of the plan.

Our Amended 2015 Plan provides for the grant of awards to our employees, directors, consultants, independent contractors and advisors, provided the consultants, independent contractors, directors and advisors render services not in connection with the offer and sale of securities in a capital-raising transaction. The exercise price of stock options must be at least equal to the fair market value of our common stock on the date of grant.

Options may vest based on time and/or achievement of performance conditions. Our compensation committee may provide for options to be exercised only as they vest or to be immediately exercisable with any shares issued on exercise being subject to our right of repurchase that lapses as the shares vest. The maximum term of options granted under our Amended 2015 Plan is ten years.

An RSA is an offer by us to sell shares of our common stock subject to restrictions, which shares may vest based on time or achievement of performance conditions. The price (if any) of an RSA will be determined by the compensation committee. Unless otherwise determined by the compensation committee at the time of award, vesting will cease on the date the participant no longer provides services to us and unvested shares will be forfeited to us.

SARs provide for a payment, or payments, in cash or shares of our common stock, to the holder based upon the difference between the fair market value of our common stock on the date of exercise and the stated exercise price up to a maximum amount of cash or number of shares. SARs may vest based on time or achievement of performance conditions.

RSUs represent the right to receive shares of our common stock at a specified date in the future, subject to forfeiture of that right because of termination of employment or failure to achieve certain performance conditions. If an RSU has not been forfeited, then on the date specified in the RSU agreement, we will deliver to the holder of the RSU whole shares of our common stock (which may be subject to additional restrictions), cash or a combination of our common stock and cash.

Performance shares are performance awards that cover a number of shares of our common stock that may be settled upon achievement of the pre-established performance conditions in cash or by issuance of the underlying shares. These awards are subject to forfeiture prior to settlement because of termination of employment or failure to achieve the performance conditions.

The compensation committee may grant awards of performance units, performance shares, cash awards and other stock-based awards that are subject to performance-based conditions. These awards may be granted, vest and be paid based on attainment of specified performance goals established by the compensation committee, as further described in the Amended 2015 Plan. The compensation committee may, in recognition of unusual or non-recurring items such as acquisition-related activities or changes in applicable accounting rules, provide for one or more equitable adjustments (based on objective standards) to the performance goals to preserve the compensation committee’s original intent regarding the performance goals at the time of the initial award grant. It is within the sole discretion of the compensation committee to make or not make any such equitable adjustments.

Stock bonuses may be granted as additional compensation for service or performance and may be subject to such vesting and other conditions as the compensation committee determines.

In addition, our Amended 2015 Plan authorizes us to make annual and other cash incentive awards based on achieving performance goals that are pre-established by our compensation committee. No more than $5.0 million may be awarded as a cash incentive award to a participant for any annual performance period.

In the event there is a specified type of change in our capital structure without our receipt of consideration, such as a stock split (including the contemplated reverse stock split), appropriate adjustments will be made to the number of shares reserved under our Amended 2015 Plan, the incentive stock option limit and the number of shares and exercise price, if applicable, of all outstanding awards under our Amended 2015 Plan.

Awards granted under our Amended 2015 Plan may not be transferred in any manner other than by will or by the laws of descent and distribution or as determined by our compensation committee. Unless otherwise permitted by our compensation committee, stock options may be exercised during the lifetime of the optionee only by the optionee or the optionee’s guardian or legal representative. Options granted under our Amended 2015 Plan generally may be exercised for a period of three months after the termination of the optionee’s service to us, for a period of 12 months in the case of death or disability, or such shorter or longer period as our compensation committee may provide. Options generally terminate immediately upon termination of employment for cause.

If we are party to a merger or consolidation, outstanding awards, including any applicable vesting provisions, may be assumed or substituted by the successor company. Outstanding awards that are not assumed, substituted or cashed out will accelerate in full and may be cancelled in exchange for a cash payment or expire upon the merger or consolidation.

Our Amended 2015 Plan will terminate ten years from the date our board of directors approves the plan, unless it is terminated earlier by our board of directors. Our board of directors may amend or terminate our Amended 2015 Plan at any time. Amendments to our Amended 2015 Plan will be subject to stockholder approval if such approval is necessary in order to satisfy applicable legal or stock exchange listing requirements.

The summary of the Amended 2015 Plan provided above is a summary of the principal features of the Amended 2015 Plan. This summary, however, does not purport to be a complete description of all of the provisions of the Amended 2015 Plan. It is qualified in its entirety by reference to the full text of the Amended 2015 Plan. A copy of the Amended 2015 Plan is attached as Appendix A to this Proxy Statement.

Federal Income Tax Consequences

The following is a brief summary of the federal income tax consequences applicable to awards granted under the 2015 Plan based on federal income tax laws in effect on the date of this Proxy Statement.

This summary is not intended to be exhaustive and does not address all matters that may be relevant to a particular participant. The summary does not discuss the tax laws of any state, municipality, or foreign jurisdiction, or the gift, estate, excise, payroll, or other tax laws other than federal income tax law. This summary does not discuss the impact of Section 280G of the Code governing parachute payments or Section 409A of the Code governing nonqualified deferred compensation plans. The following is not intended or written to be used, and cannot be used, for the purposes of avoiding taxpayer penalties. Because circumstances may vary, we advise all participants to consult their own tax advisors under all circumstances.

Stock Options and Stock Appreciation Rights. A recipient of a stock option or SAR will not recognize taxable income upon the grant of those awards. For NSOs and SARs, the participant will recognize ordinary income upon exercise in an amount equal to the difference between the fair market value of the shares and the exercise price on the date of exercise. Any gain or loss recognized upon any later disposition of the shares generally will be a capital gain or loss. The acquisition of shares upon exercise of an ISO will not result in any taxable income to the participant for regular tax purposes. However, the difference between the fair market value of the shares and the exercise price is generally a preference item that is added back to taxable income for purposes of the alternative minimum tax; accordingly, you may owe alternative minimum tax as a result of the exercise of an ISO. The gain or loss recognized by the participant on a later sale or other disposition of such shares will either be long-term capital gain or loss or ordinary income, depending upon whether the participant holds the shares for the legally required period (currently more than two years from the date of grant and more than one year from the date of exercise). If the shares are not held for the legally required period, the participant will recognize ordinary income equal to the lesser of (i) the difference between the fair market value of the shares on the date of exercise and the exercise price, or (ii) the difference between the sales price and the exercise price. Any additional gain recognized on the sale generally will be short-term or long-term capital gain. Different and complex rules may apply to incentive stock options that are early exercisable, and we encourage participants holding such any such awards to seek the advice of their own tax counsel.

Restricted Stock Awards. For RSAs, unless vested or the recipient elects under Section 83(b) of the Code to be taxed at the time of grant or purchase, the recipient will not have taxable income upon the grant, but will recognize ordinary income upon vesting equal to the fair market value of the shares at the time of vesting less the amount paid for such shares (if any). Any gain or loss recognized upon any later disposition of the shares generally will be a capital gain or loss.

Restricted Stock Units. A holder of an RSU does not recognize taxable income when the RSU is granted. When vested RSUs (and dividend equivalents, if any) are settled and distributed, the participant will recognize ordinary income equal to the amount of cash and/or the fair market value of shares received less the amount paid for such stock units (if any).

Other Share-Based Awards. The tax effects of other share-based awards will vary depending on the type, terms and conditions of those awards.

Performance Awards. No income generally will be recognized upon the grant of a performance award. Upon payment in respect of a performance award, the recipient generally will be required to include as taxable ordinary income in the year of receipt an amount equal to the amount of cash received and the fair market value of any nonrestricted shares of common stock or other property received.

Impact of Section 162(m)

Section 162(m) of the Tax Code generally disallows public companies a tax deduction for federal income tax purposes of remuneration in excess of $1 million paid to certain executive officers. While our Compensation Committee may consider the deductibility of awards as one factor in determining executive compensation, our Compensation Committee also looks at other factors in making its decisions and retains the flexibility to award compensation that it determines to be consistent with the goals of our executive compensation program even if the awards are not deductible by us for tax purposes.

Changes to Section 162(m) in connection with the passage of the Tax Cuts and Jobs Act repealed exceptions to the deductibility limit that were previously available for “qualified performance-based compensation” (including stock option grants and performance-based cash bonuses and equity awards) effective for taxable years after December 31, 2017. However, we believe that compensation expense incurred in respect of our stock options granted prior to November 2, 2017 will continue to be deductible pursuant to this transition rule. However, because of uncertainties in the interpretation and implementation of the changes to Section 162(m) in the Tax Cuts and Jobs Act, including the scope of the transition relief, we can offer no assurance of such deductibility.

Amended 2015 Plan Benefits

From the inception of the 2015 Plan through November 30, 2019, options to purchase a total 10,810,007 shares had been granted under the 2015 Plan, 268,245 of which had been exercised and 10,541,762 of which remained outstanding. The options outstanding as of November 30, 2019 had a weighted-average exercise price of $2.53 per share. The closing price per share of our common stock as reported by Nasdaq on the Record Date was $0.3848.

Awards to directors, executive officers, employees and consultants are made at the discretion of our board of directors and compensation committee. As a result, the benefits and amounts that will be received or allocated under the Amended 2015 Plan are not determinable at this time.

While the benefits actually granted under the Amended 2015 Plan will depend on a number of factors that are not determinable at this time, the following table summarizes the grants made to our named executive officers, all current executive officers as a group, all current non-employee directors as a group, and all current employees, including all current officers who are not executive officers, as a group, from the inception of the 2015 Plan through November 30, 2019:

Name and Position	Number of Options Granted
Nick Glover, President and Chief Executive Officer	2,026,530
Barbara Klencke, Chief Development Officer	988,860
Sukhi Jagpal, Chief Financial Officer	667,110
All current executive officers as a group (4 persons)	4,337,500
All current non-employee directors as a group (7 persons)	621,505
All current employees, including all current officers who are not executive officers, as a group	5,350,662

No shares have been granted under our 2015 Plan to any associates of our directors, executive officers or nominees. Additional information about outstanding grants under our 2015 Plan can be found in the Section entitled “Equity Compensation Plan Information” below. The prices, expiration dates and other material conditions of the 2015 Plan can be found in the Section entitled “Summary of the 2015 Plan as Proposed to be Amended” above.

Certain Interests of Directors

In considering the recommendation of our board of directors with respect to the approval of the amendment to the 2015 Plan, stockholders should be aware that the members of our board of directors have certain interests that may present them with conflicts of interest in connection with such proposal. As discussed above, directors are eligible to receive awards under the 2015 Plan. Our board of directors recognizes that approval of this proposal may benefit our directors and their successors.

Vote Required and Board of Directors Recommendation

The affirmative vote of a majority of the votes cast for or against this proposal at the Special Meeting is required for approval of the Plan Amendment Proposal.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE AMENDMENT TO OUR 2015 EQUITY INCENTIVE PLAN

EQUITY COMPENSATION PLAN INFORMATION

The following table presents information as of December 31, 2018 with respect to compensation plans under which shares of our common stock may be issued.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted- average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders	10,474,412		$2.86	1,175,025	(1)
Equity compensation plans not approved by security holders	30,000	(2)	$1.73	1,470,000	(3)
Total	10,504,412		$2.86	2,645,025

(1)

Includes 700,000 shares of common stock that remain available for purchase under the 2015 Employee Stock Purchase Plan (2015 ESPP) and 475,025 shares of common stock that remain available for grant under our 2015 Equity Incentive Plan (2015 EIP). Additionally, our 2015 EIP provides for automatic increases in the number of shares available for issuance under it on January 1 of each of the calendar years during the term of the 2015 Plan by the lesser of 4% of the number of shares of common stock issued and outstanding on each December 31 immediately prior to the date of increase, or the number determined by our board of directors. Similarly, on January 1 of each calendar year after the ESPP is implemented, which has not yet occurred, the aggregate number of shares of our common stock reserved for issuance under our 2015 ESPP shall be increased automatically by the number of shares equal to 1% of the total number of outstanding shares of our common stock on the immediately preceding December 31.

(2)

Represents the number of underlying shares of common stock associated with the 30,000 stock options granted under our 2018 Equity Inducement Plan (2018 EIP). Our 2018 EIP provides incentives to persons who have been hired as an employee as a material inducement to such person being hired. Under our 2018 EIP, we may grant such persons options to purchase shares of common stock or restricted stock units. The total number of shares of common stock reserved for grant and issuance pursuant to the 2018 EIP is 1,500,000 shares.

(3)	Includes 1,470,000 shares of common stock that remain available for grant under our 2018 EIP.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock and our Series A convertible voting preferred stock as of November 30, 2019, by:

•	each stockholder known by us to be the beneficial owner of more than 5% of our common stock or our Series A convertible voting preferred stock;

•	each of our directors or director nominees;

•	each of our named executive officers; and

•	all of our directors, director nominees and executive officers as a group.

Percentage ownership of our common stock is based on 74,688,283 shares of our common stock outstanding and 103,000 shares of our Series A convertible voting preferred stock outstanding totaling 312,090,000 as converted to common stock on November 30, 2019. We have determined beneficial ownership in accordance with the rules of the SEC, and thus it represents sole or shared voting or investment power with respect to our securities, and the information is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially owned, subject to community property laws where applicable. We have deemed all shares of common stock subject to options or other convertible securities held by that person or entity that are currently exercisable or that will become exercisable within 60 days of November 30, 2019 to be outstanding and to be beneficially owned by the person or entity holding the option for the purpose of computing the percentage ownership of that person or entity but have not treated them as outstanding for the purpose of computing the percentage ownership of any other person or entity. The number of securities shown in the table below excludes the shares of common stock issuable upon the exercise of Series A warrants and Series B warrants that were issued in connection with the Offering because they are not exercisable within 60 days of November 30, 2019 in accordance with the rules of the SEC.

Unless otherwise indicated, the address of each of the individuals and entities named below is c/o Sierra Oncology, Inc., c/o 2150 – 885 West Georgia Street, Vancouver, British Columbia V6C 3E8, Canada.

Name of Beneficial Owner	Common Stock Beneficial Ownership			Series A Convertible Voting Preferred Stock (On An As-Converted to Common Stock Basis) Beneficial Ownership
	Number		Percent	Number		Percent
5% Stockholders:
Entities affiliated with Vivo Capital, LLC	2,438,270	(1)	3.26%	74,235,000	(2)(3)	23.79%
Entities affiliated with Longitude Capital	—		—	59,085,000	(3)(4)	18.93%
Entities affiliated with OrbiMed Advisors LLC	—		—	59,085,000	(3)(5)(17)	18.93%
Entities affiliated with Abingworth Bioventures VII, LP	216,667	(6)	*	34,845,000	(3)(6)	11.17%
Caxton Alternative Management LP	—		—	25,755,000	(3)(7)	8.25%
Entities affiliated with VR Adviser, LLC	—		—	19,695,000	(3)(8)	6.31%
Entities affiliated with New Leaf Ventures II, LP	5,020,446	(9)	6.72%	11,362,500	(3)(10)	3.64%
Entities affiliated with Frazier Healthcare VI, LP	8,112,121	(11)	10.86%	—		—

Directors and Named Executive Officers:
Nick Glover	2,349,135	(12)	*	—		—
Sukhi Jagpal	563,792	(12)	*	—		—
Barbara Klencke	1,429,979	(13)	*	—		—
Robert Pelzer	133,181	(12)	*	—		—
Gaurav Aggarwal	10,000	(12)	*	58,215,390	(17)	18.65%
Andrew Allen	158,500	(14)	*	—		—
Mona Ashiya	10,000	(12)	*	59,085,000	(3)(5)(18)	18.93%
Jeffrey H. Cooper	145,170	(12)	*	—		—
Josh Richardson	10,000	(12)	*	59,085,000	(19)	18.93%
Andrew Sinclair	226,667	(15)	*	34,845,000	(20)	11.17%
All executive officers and directors as a group (11 persons)(16)	5,388,924		6.77%	211,230,390		67.68%

*	Represents beneficial ownership of less than one percent.
(1)

Based solely on a Schedule 13G filed on November 25, 2019, these shares represent 2,438,270 shares of common stock held by Vivo Ventures Fund VII, L.P. and Vivo Ventures VII Affiliates Fund, L.P. Vivo Ventures VII, LLC is the general partner of Vivo Ventures Fund VII, L.P. and Vivo Ventures VII Affiliates Fund, L.P. The voting members of Vivo Ventures VII, LLC are Frank Kung, Albert Cha, Edgar Engleman, Chen Yu and Shan Fu, none of whom has individual voting or investment power with respect to these shares and each of whom disclaims beneficial ownership of such shares.

(2)

Based solely on a Schedule 13G filed on November 25, 2019, these shares represent (i) 12,989,610 shares of common stock issuable upon the conversion of 4,287 shares of Series A convertible voting preferred stock held by Vivo Capital Fund IX, L.P., (ii) 58,215,390 shares of common stock issuable upon the conversion of 19,213 shares of Series A convertible voting preferred stock held by Vivo Opportunity Fund, L.P., and (iii) 3,030,000 shares of common stock issuable upon the conversion of 1,000 shares of Series A convertible voting preferred stock held by Vivo Ventures Fund VII, L.P. and Vivo Ventures VII Affiliates Fund, L.P. Vivo Capital IX, LLC is the general partner of Vivo Capital Fund IX, L.P. The voting members of Vivo Capital IX, LLC are Frank Kung, Albert Cha, Shan Fu, Edgar Engleman and Chen Yu, none of whom has individual voting or investment power with respect to the securities held by Vivo Capital Fund IX, L.P. and each of whom disclaims beneficial ownership of such securities. Vivo Opportunity, LLC is the general partner of Vivo Opportunity Fund, L.P. The voting members of Vivo Opportunity, LLC are Albert Cha, Gaurav Aggarwal, Shan Fu, Frank Kung and Michael Chang, none of whom has individual voting or investment power with respect to the securities held by Vivo Opportunity Fund, L.P. and each of whom disclaims beneficial ownership of such securities. Vivo Ventures VII, LLC is the general partner of Vivo

Ventures Fund VII, L.P. and Vivo Ventures VII Affiliates Fund, L.P. The voting members of Vivo Ventures VII, LLC are Frank Kung, Albert Cha, Edgar Engleman, Chen Yu and Shan Fu, none of whom has individual voting or investment power with respect to the securities held by Vivo Ventures Fund VII, L.P. and Vivo Ventures VIII Affiliates Fund, L.P. and each of whom disclaims beneficial ownership of such securities. The address of the entities affiliated with Vivo Capital, LLC is 192 Lytton Avenue, Palo Alto, CA 94301.
(3)

The Series A convertible voting preferred stock holder is prohibited from converting the Series A convertible voting preferred stock, if after giving effect to such conversion, the Series A convertible voting preferred stock holder, along with its affiliates, would beneficially own in excess of 9.99% of our outstanding shares of common stock, provided further that such limitation on conversion will automatically be adjusted to 19.99% with respect to any Series A convertible voting preferred stock holder during the period that any employee, manager, partner, managing director or affiliate of such holder is then serving on the our board of directors.

(4)

Based solely on a Schedule 13D filed on November 25, 2019, these shares represent 59,085,000 shares of common stock issuable upon the conversion of 19,500 Series A convertible voting preferred stock held by Longitude Venture Partners III, L.P. (“LVP III”). Longitude Capital Partners III, LLC (“LCP III”) is the general partner of LVP III and may be deemed to have voting, investment and dispositive power with respect to such securities. Patrick G. Enright, Juliet Tammenoms Bakker and Joshua Richardson are each members of LCP III and may be deemed to share voting, investment and dispositive power over such securities. Patrick G. Enright and Juliet Tammenoms Bakker are the managing members of LCP III. Each of LCP III, Patrick G. Enright, Juliet Tammenoms Bakker and Joshua Richardson disclaim beneficial ownership over such securities except to the extent of their respective pecuniary interest therein.

(5)

Based solely on a Schedule 13D filed on November 26, 2019, these shares represent (i) 45,450,000 shares of common stock issuable upon the conversion of 15,000 shares of Series A convertible voting preferred stock held by OrbiMed Private Investments VII, L.P. (“OPI VII”), (ii) 6,817,500 shares of common stock issuable upon the conversion of 2,250 shares of Series A convertible voting preferred stock held by OrbiMed Genesis Master Fund, L.P. (“Genesis”), and (iii) 6,817,500 shares of common stock issuable upon the conversion of 2,250 shares of Series A convertible voting preferred stock held by OrbiMed Partners Master Fund Limited (“OPM”). OrbiMed Capital GP VII LLC (“GP VII”) is the general partner of OPI VII. OrbiMed Advisors LLC (“OrbiMed Advisors”) is the managing member of GP VII. OrbiMed Global Healthcare GP LLC (“Healthcare GP”) is the general partner of Genesis and OrbiMed Advisors is the managing member of Healthcare GP. OrbiMed Capital LLC (“OrbiMed Capital”) is the sole holder of manager shares and sole voting member of OPM and OrbiMed Capital is a relying advisor of OrbiMed Advisors. OrbiMed Advisors and OrbiMed Capital exercise investment and voting power through a management committee comprised of Carl Gordon, Sven H. Borho, and Jonathan T. Silverstein. By virtue of such relationships, (a) GP VII and OrbiMed Advisors may be deemed to have voting and investment power with respect to the securities held by OPI VII and as a result may be deemed to have beneficial ownership of such securities, (b) Healthcare GP and OrbiMed Advisors may be deemed to have voting power and investment power over the securities held by Genesis and as a result, may be deemed to have beneficial ownership over such securities, and (c) OrbiMed Capital may be deemed to have voting power and investment power over the securities held by OPM and as a result, may be deemed to have beneficial ownership over such securities. Each of GP VII, Healthcare GP, OrbiMed Advisors, OrbiMed Capital, Mona Ashiya Messrs. Borho, Silverstein, and Gordon disclaims beneficial ownership of the shares held by OPI VII, Genesis, and OPM, as applicable, except to the extent of its, his or her pecuniary interest therein, if any. The address of the entities affiliated with OrbiMed Advisors is 601 Lexington Avenue, 54th Floor, New York, New York 10022.

(6)

Based solely on a Form 3 filed with the SEC on November 26, 2019 by Andrew Sinclair, a member of our board of directors and a Partner and Porfolio Manager of Abingworth LLP. Securities are held by Abingworth Bioventures VII, LP (“ABV VII”). Abingworth Bioventures VII GP LP, a Scottish limited partnership, serves as the general partner of ABV VII. Abingworth General Partner VII LLP, an English limited liability partnership (together with Abingworth Bioventures VII GP LP, the “General Partners”), serves as the general partner of Abingworth Bioventures VII GP LP. ABV VII (acting by its general partner

Abingworth Bioventures VII GP LP, acting by its general partner Abingworth General Partner VII LLP) has delegated to Abingworth LLP all investment and dispositive power over the securities held by ABV VII. An investment committee of Abingworth LLP approves investment and voting decisions by a majority vote, and no individual member has the sole control or voting power over the securities held by ABV VII. The address of Abingworth Bioventures VII, LP is 38 Jermyn Street, London, United Kingdom, SW1Y6DN.
(7)	Represents 25,755,000 shares of common stock issuable upon conversion of 8,500 shares of Series A convertible voting preferred stock held by Caxton Alternative Management LP.
(8)

Based solely on a Schedule 13G filed on November 25, 2019. Represents an aggregate of 19,695,000 shares of common stock issuable upon conversion of 6,500 shares of Series A convertible voting preferred stock held by Venrock Healthcare Capital Partners II, L.P., VHCP Co-Investment Holdings II, Venrock Healthcare Capital Partners III, L.P. and VHCP Co-Investment Holdings III, LLC. VHCP Management II, LLC is the general partner of Venrock Healthcare Capital Partners II, L.P. and the manager of VHCP Co-Investment Holdings II, LLC. VHCP Management III, LLC is the general partner of Venrock Healthcare Capital Partners III, L.P. and the manager of VHCP Co-Investment Holdings III, LLC. Messrs. Shah and Koh are the voting members of VHCP Management II, LLC and VHCP Management III, LLC. The address of the entities affiliated with VR Adviser, LLC is 7 Bryant Park, 23rd Floor, New York, NY 10018.

(9)

Based solely on an Amendment No. 1 to the Schedule 13G filed on February 13, 2019, reflecting ownership as of December 31, 2018. Represents shares of common stock held by New Leaf Biopharma Opportunities I, L.P. (“Biopharma I”), New Leaf BPO Associates I, L.P. (“BPO Associates”) and New Leaf Venture Management III, L.L.C. (“NLV Management”). BPO Associates is the sole general partner of Biopharma I and may be deemed to have voting and dispositive power over the shares of common stock. NLV Management is the sole general partner of BPO Associates and ultimate general partner of Biopharma I and may be deemed to have voting and dispositive power over the shares of common stock. Vijay Lathi, Ronald Hunt and Liam Ratcliffe are the managers of NLV Management, and may be deemed to have voting and dispositive power over the shares of common stock. The address of Biopharma I is New Leaf Venture Partners, Times Square Tower, 7 Times Square, Suite 3502, New York, New York 10036.

(10)

Represents 11,362,500 shares of common stock issuable upon conversion of 3,750 shares of Series A convertible voting preferred stock held by entities affiliated with New Leaf Ventures II, LP. The address of the entities affiliated with New Leaf Ventures II, LP is Times Square Tower, 7 Times Square, Suite 3502, New York, New York 10036.

(11)

Based solely on the Amendment No. 1 to Schedule 13D filed on November 14, 2018 reflecting ownership as of November 8, 2018. Represents shares of common stock held by Frazier Healthcare VI, L.P. (FHVI) and Frazier Life Sciences VIII, L.P. (FLS VIII). James Topper, a former member of our board of directors, Alan Frazier, Nader Naini, Nathan Every and Patrick Heron are the managing members of FHM VI, L.L.C., which is the general partner of FHM VI, L.P., which is the general partner of FHVI. James Topper and Patrick Heron are the managing members of FHM VIII, L.L.C., which is the general partner of FHM Life Sciences VIII, L.P., which is the general partner of FLS VIII. The address of Frazier Healthcare VI, L.P. is 601 Union, Two Union Square, Suite 3200, Seattle, Washington 98101.

(12)	Represents shares underlying options to purchase common stock that are exercisable within 60 days of November 30, 2019.
(13)

Represents (i) 162,000 shares of common stock, (ii) 67,000 shares of common stock held by Dr. Klencke’s spouse, and (iii) 1,200,979 shares underlying options to purchase common stock that are exercisable within 60 days of November 30, 2019.

(14)	Represents (i) 66,000 shares of common stock and (ii) 92,500 shares underlying options to purchase common stock that are exercisable within 60 days of November 30, 2019.
(15)

Consists of shares held by ABV VII. By virtue of the relationships described in footnote 6 above, Dr. Sinclair may be deemed to share beneficial ownership in the shares held by ABV VII. Dr. Sinclair disclaims beneficial ownership of the shares referred to in footnote 6 above. Includes 10,000 shares of common stock issuable upon exercise of options exercisable within 60 days of November 30, 2019.

(16)	Represents (i) 511,667 shares of common stock and (ii) 4,877,257 shares underlying options to purchase common stock that are exercisable within 60 days of November 30, 2019.

(17)

Based solely on the Form 3 filed by Dr. Aggarwal on November 26, 2019. Represents 58,215,390 shares of common stock issuable upon conversion of 19,213 shares of Series A convertible voting preferred stock held by Vivo Opportunity Fund, L.P., subject to the restriction described in footnote 3. Dr. Aggarwal is a managing member of Vivo Opportunity, LLC, which is the general partner of Vivo Opportunity Fund, L.P. Dr. Aggarwal may be deemed to share voting and dispositive power over the securities held by Vivo Opportunity Fund, L.P. with four other managing members of Vivo Opportunity, LLC. Dr. Aggarwal disclaims beneficial ownership over such securities except to the extent of his pecuniary interest therein.

(18)

Represents shares of common stock issuable upon conversion of the Series A convertible voting preferred stock held by the entities affiliated with OrbiMed Advisors LLC described in footnotes 3 and 5. Dr. Ashiya is an employee of OrbiMed Advisors and is obligated to transfer any shares issued pursuant to any equity grants made to her by us, or the economic benefits thereof, to OrbiMed Advisors and certain of its related entities. As such, Dr. Ashiya disclaims beneficial ownership of the securities reported herein for purposes of Rule 16a-1(a) under the Exchange Act, except to the extent of her pecuniary interest therein, if any.

(19)

Represents shares of common stock issuable upon conversion of the Series A convertible voting preferred stock held by the entities affiliated with Longitude Capital described in footnotes 3 and 4. Dr. Richardson is affiliated with Longitude Venture Partners III, L.P.

(20)

Represents shares of common stock issuable upon conversion of the Series A convertible voting preferred stock held by the entities affiliated with ABV VII described in footnotes 3 and 6. Dr. Sinclair is a Partner and Porfolio Manager of Abingworth LLP.

EXECUTIVE COMPENSATION

Overview

The following tables and accompanying narrative disclosure set forth information about the compensation provided to certain of our executive officers during the years ended December 31, 2018 and 2017. These executive officers, who include our principal executive officer and the two most highly-compensated executive officers (other than our principal executive officer) who were serving as executive officers at the end of the fiscal year ended December 31, 2018, were:

•	Dr. Nick Glover, President, Chief Executive Officer and Director;

•	Dr. Barbara Klencke, Chief Development Officer; and

•	Mr. Sukhi Jagpal, Chief Financial Officer.

We refer to these individuals as our “named executive officers.”

Summary Compensation Table

The following table presents summary information regarding the total compensation for services rendered in all capacities that was earned by our named executive officers during the years ended December 31, 2018 and 2017. Mr. Jagpal was not a named executive officer during the year ended December 31, 2017 and therefore his compensation for such year is not presented in the table below.

Name and Principal Position	Year	Salary		Option Awards(1)	Non-Equity Incentive Plan Compensation(2)		All Other Compensation		Total
Nick Glover	2018	$578,813	(3)	$992,417	$347,288		$23,171	(4)	$1,941,689
President and Chief Executive Officer	2017	551,250	(5)	215,056	330,750	(5)	19,247	(6)	1,116,303

Barbara Klencke	2018	463,000		318,060	185,200		2,750		969,010
Chief Development Officer	2017	441,000		77,157	154,350		2,700		675,207

Sukhi Jagpal	2018	376,400	(3)	318,050	150,560		14,418	(7)	859,428
Chief Financial Officer

(1)

The amounts reported in this column represent the aggregate grant date fair value of the stock options granted to our named executive officers during the years ended December 31, 2018 and 2017 as computed in accordance with Accounting Standards Codification Topic 718. The assumptions used in calculating the aggregate grant date fair value of the stock options reported in this column are set forth in Note 9 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2018. The amounts reported in this column reflect the accounting cost for these stock options, and do not correspond to the actual economic value that may be received by our named executive officers from the stock options.

(2)	The amounts reported in this column reflect cash bonuses awarded pursuant to the achievement of our 2018 and 2017 corporate objectives. See “2018 Bonuses” below.
(3)

All of Dr. Glover’s and Mr. Jagpal’s 2018 base salary was paid in Canadian dollars. The dollar amount in the table above reflects the U.S. dollar equivalent of the amount paid to Dr. Glover and Mr. Jagpal. The amount was converted to U.S. dollars from Canadian dollars using the average of the monthly closing exchange rates for each of the preceding quarters of the 12 months ended December 31, 2018 as quoted by the Bank of Canada. Applying this formula to fiscal year ended December 31, 2018, Canadian $1.00 was equal to US$0.7791.

(4)

Amount represents a $15,379 premium for long-term disability insurance paid on behalf of Dr. Glover, a $5,788 employer contribution into Dr. Glover’s Registered Retirement Savings Plan and $2,004 of fees paid for services related to Dr. Glover’s personal income tax return filing. These amounts represent the U.S.

dollar equivalent of the amounts paid on behalf of Dr. Glover. The amounts were converted to U.S. dollars from Canadian dollars using the average of the monthly closing exchange rates for each of the preceding quarters of the 12 months ended December 31, 2018 as quoted by the Bank of Canada. Applying this formula to fiscal year ended December 31, 2018, Canadian $1.00 was equal to US$0.7791
(5)

All of Dr. Glover’s 2017 base salary and 2017 bonus was paid in Canadian dollars. The dollar amount in the table above reflects the U.S. dollar equivalent of the amount paid to Dr. Glover. The amount was converted to U.S. dollars from Canadian dollars using the average of the monthly closing exchange rates for each of the preceding quarters of the 12 months ended December 31, 2017 as quoted by the Bank of Canada. Applying this formula to fiscal year ended December 31, 2017, Canadian $1.00 was equal to US$0.7611.

(6)

Amount represents a $11,532 premium for long-term disability insurance paid on behalf of Dr. Glover, a $5,512 employer contribution into Dr. Glover’s Registered Retirement Savings Plan and $2,203 of fees paid for services related to Dr. Glover’s personal income tax return filing. These amounts represent the U.S. dollar equivalent of the amounts paid on behalf of Dr. Glover. The amounts were converted to U.S. dollars from Canadian dollars using the average of the monthly closing exchange rates for each of the preceding quarters of the 12 months ended December 31, 2017 as quoted by the Bank of Canada. Applying this formula to fiscal year ended December 31, 2017, Canadian $1.00 was equal to US$0.7611.

(7)

Amount represents $6,761 of fees paid for employee parking a $3,893 premium for long-term disability insurance paid on behalf of Mr. Jagpal and a $3,764 employer contribution into Mr. Jagpal’s Registered Retirement Savings Plan. These amounts represent the U.S. dollar equivalent of the amounts paid on behalf of Mr. Jagpal. The amounts were converted to U.S. dollars from Canadian dollars using the average of the monthly closing exchange rates for each of the preceding quarters of the 12 months ended December 31, 2018 as quoted by the Bank of Canada. Applying this formula to fiscal year ended December 31, 2018, Canadian $1.00 was equal to US$0.7791.

2018 Equity Awards

In March 2018, our Compensation Committee, in its discretion, awarded Dr. Glover, Dr. Klencke and Mr. Jagpal stock options to purchase 562,780, 180,360 and 180,360 shares, respectively, of our common stock with an exercise price of $2.36 per share. Twenty-five percent of the options vest on the one-year anniversary of the vesting commencement date, with the remaining 75% vesting in 36 equal monthly installments thereafter.

2018 Bonuses

In 2018, bonuses for our named executive officers were based on the achievement of certain corporate objectives, including the achievement of clinical development, corporate development, financial and other business milestones. In January 2019, our Compensation Committee determined that 100% of these corporate objectives were achieved, and therefore awarded each named executive officer 100% of their target bonus. For 2018, Dr. Glover’s target bonus was equal to 60% of his annual base salary of $578,813, Dr. Klencke’s target bonus was equal to 40% of her annual base salary of $463,000 and Mr. Jagpal’s target bonus was equal to 40% of his annual base salary of $376,400. Accordingly, Dr. Glover was awarded $347,288, Dr. Klencke was awarded $185,200 and Mr. Jagpal was awarded $150,560.

2018 Outstanding Equity Awards at Fiscal Year-End Table

The following table presents, for each of our named executive officers, information regarding outstanding stock options held as of December 31, 2018.

			Option Awards
Name	Grant Date		Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date
Nick Glover	7/14/2014	(1)(3)	864,219	—	$0.969	7/14/2024
	7/14/2014	(1)(4)	217,305	—	0.969	7/14/2024
	6/11/2015	(1)(5)	23,490	3,356	6.705	6/11/2025
	3/8/2016	(2)(6)	117,578	43,672	6.58	3/8/2026
	9/30/2016	(2)(7)	375,000	125,000	1.82	9/30/2026
	3/6/2017	(2)(8)	93,437	101,563	1.45	3/6/2027
	3/6/2018	(2)(9)	—	562,780	2.36	3/6/2028
Barbara Klencke	6/11/2015	(1)(5)	258,388	36,914	6.705	6/11/2025
	6/11/2015	(1)(5)	152,685	21,812	6.705	6/11/2025
	3/8/2016	(2)(6)	60,156	22,344	6.58	3/8/2026
	9/30/2016	(2)(7)	342,000	114,000	1.82	9/30/2026
	3/6/2017	(2)(8)	33,542	36,458	1.45	3/6/2027
	3/6/2018	(2)(9)	—	180,360	2.36	3/6/2028
Sukhi Jagpal	3/19/2015	(1)(10)	147,929	6,433	3.055	3/19/2025
	3/8/2016	(2)(6)	35,547	13,203	6.58	3/8/2026
	9/30/2016	(2)(7)	126,000	42,000	1.82	9/30/2026
	3/6/2017	(2)(8)	33,542	36,458	1.45	3/6/2027
	3/6/2018	(2)(9)	—	180,360	2.36	3/6/2028

(1)	Equity award was granted under our 2008 Stock Plan.
(2)	Equity award was granted under our 2015 Equity Incentive Plan.
(3)	Twenty-five percent vested on July 14, 2015 and the remaining 75% vests in 36 equal monthly installments thereafter, which options are immediately exercisable.
(4)	Vests in 48 equal monthly installments beginning on July 21, 2015, which options are immediately exercisable.
(5)	Twenty-five percent vested on June 11, 2016 and the remaining 75% vests in 36 equal monthly installments thereafter.
(6)	Twenty-five percent vested on January 1, 2017 and the remaining 75% vests in 36 equal monthly installments thereafter.
(7)	Vests in 36 equal monthly installments beginning on October 30, 2016.
(8)	Twenty-five percent vested on January 1, 2018 and the remaining 75% vests in 36 equal monthly installments thereafter.
(9)	Twenty-five percent vested on January 1, 2019 and the remaining 75% vests in 36 equal monthly installments thereafter.
(10)	Twenty-five percent vested on March 19, 2016 and the remaining 75% vests in 36 equal monthly installments thereafter.

Employment Agreements

Employment Agreement with Dr. Glover

Pursuant to the employment agreement between our Canadian subsidiary and Dr. Glover, if Dr. Glover is terminated without “cause” (as defined in the employment agreement and described below) or resigns for “good reason” (as defined in the employment agreement and described below), he will be entitled to receive (i) a continuation of his base salary in effect as of the employment termination date for a period of 12 months following the termination date, subject to the required payroll deductions and withholdings and paid on our normal payroll schedule, (ii) cash consideration equal to our cost of his group health plan coverage at the same level in effect as of his employment termination date for a period of up to 12 months following the termination date, and (iii) accelerated vesting of any unvested stock awards that would otherwise vest within 12 months of the termination date; provided, however, that if Dr. Glover is not subject to U.S. taxation, we may decide, in our discretion, to pay Dr. Glover’s severance in a lump sum instead of over the severance period.

If Dr. Glover is terminated without cause or resigns for good reason within 12 months following a change of control, he will be entitled to receive (i) payments equal to the sum of (A) his base salary in effect as of the employment termination date and (B) the average of his actual annual bonuses paid for the last two years prior to the date of termination and (ii) cash consideration equal to our cost of his group health plan coverage at the same level in effect as of his employment termination date, in each case, for a period of 24 months following the termination date; provided, however, that if Dr. Glover is not subject to U.S. taxation, we may decide, in our discretion, to pay Dr. Glover’s severance in a lump sum instead of over the severance period.

Additionally, if Dr. Glover is terminated without cause within 60 days prior to the consummation of a change of control, any outstanding stock awards as of such date will remain outstanding and will vest in full upon the consummation of the change of control or on the 60th day following the termination date, whichever is earlier.

Further, upon the consummation of a change in control, all outstanding equity awards then held by Dr. Glover will accelerate in full, except that any equity and equity-based awards that vest based on the achievement of performance criteria will vest in accordance with the change of control provisions in the applicable award agreement (or, if no such provisions exist, will vest in full).

Employment Agreements with Dr. Klencke and Mr. Jagpal

Pursuant to the employment agreements we or our Canadian subsidiary entered into with our named executive officers, if Dr. Klencke or Mr. Jagpal is terminated without “cause” (as defined in the employment agreement and described below) or resigns for “good reason” (as defined in the employment agreement and described below), he or she will be entitled to receive (i) a continuation of his or her base salary in effect as of the employment termination date for a period of 12 months following the termination date, subject to the required payroll deductions and withholdings and paid on our normal payroll schedule, and (ii) cash consideration sufficient to maintain personal health plan coverage at the same level in effect as of his or her employment termination date through the earlier of 12 months following the termination date or the date that he or she becomes eligible for group health insurance coverage through a new employer. Additionally, if Dr. Klencke is terminated without cause or resigns for good reason, she will be entitled to accelerated vesting with respect to 50% of an option to purchase 174,497 shares.

If Dr. Klencke or Mr. Jagpal is terminated without cause or resigns for good reason within 12 months following a “change of control” (as defined in the employment agreement and described below), he or she will be entitled to receive (i) payments equal to the sum of (A) his or her base salary in effect as of the employment termination date and (B) the average of his or her actual annual bonuses paid for the last two years prior to the date of termination (or, if employed for less than two years, the amount set forth in the employment agreement) and (ii) cash consideration sufficient to maintain personal health plan coverage at the same level in effect as of his or her employment termination date, in each case payable over a period of time based on his or her years of service with our company, as set forth below:

Years of Service Completed	Length of Severance Period (in Months)
0	13.5
1	14.4
2	15.3
3	16.2
4	17.1
5	18

Additionally, if Dr. Klencke or Mr. Jagpal is terminated without cause or resigns for good reason within 12 months following a change of control, he or she will be entitled to full vesting of all outstanding equity and equity-based awards, except that any equity and equity-based awards that vest based on the achievement of performance criteria shall vest in accordance with the change of control provisions in the applicable award agreement (or, if no such provisions exist, shall vest in full).

General Severance and Change in Control Benefits

All severance and acceleration benefits described above are subject to the named executive officer’s execution and non-revocation of a release of claims in favor of us. If the named executive officer’s employment is terminated for cause or voluntarily, then he or she will not receive any payments upon termination. Under the employment agreements, the named executive officers are also subject to covenants regarding confidentiality and prohibition on solicitation of our employees or independent contractors for a period of one year following the termination of employment.

Under the employment agreements, “cause” generally means: (i) conviction (including a guilty plea or plea of nolo contendere) of any felony (or, in the case of Dr. Glover, indictable offense) or any other crime involving fraud, dishonesty or moral turpitude; (ii) commission or attempted commission of or participation in a fraud or act of dishonesty or misrepresentation against us that results (or could reasonably be expected to result) in material harm or injury to our business or reputation; (iii) material violation of any contract or agreement between the executive and us, or of any of our policies, or of any statutory duty the executive owes to us; (iv) conduct that constitutes gross insubordination, incompetence or habitual neglect of duties and that results in (or could reasonably be expected to have resulted in) material harm to our business or reputation, if not remedied within 30 days of the notice; or (v) any other conduct or circumstance that would amount to just cause at common law.

Under the employment agreements, “change in control” means: (i) a sale, lease, exclusive license or other disposition of all or substantially all of our assets; (ii) our consolidation or merger with or into any other corporation or other entity or person, or any other corporate reorganization, in which our shareholders immediately prior to such consolidation, merger or reorganization, own less than 50% of the outstanding voting power of the surviving entity following the consolidation, merger or reorganization; or (iii) any transaction (or series of related transactions involving a person or entity, or a group of affiliated persons or entities) in which in excess of 50% of our then-outstanding voting power is transferred, subject to certain exceptions.

Under the employment agreements, “good reason” generally means resignation of employment within 60 days after the occurrence of any of the following events that is not corrected within 30 days after we receive written notice that any of the following events have occurred: (i) a material diminution of the executive’s duties, position or responsibilities; (ii) a reduction in base salary as in effect immediately prior to such reduction by more than 10%, unless such reduction is also applicable to all other senior executives; (iii) our material violation of any contract or agreement between the executive and us; or (iv) any requirement by us that the executive relocates to a work site located more than 50 miles from his or her current residence (or, for Dr. Glover, more than 200 miles from his residence).

DIRECTOR COMPENSATION

The following table sets forth the compensation earned by or paid to our non-employee directors for services provided during the year ended December 31, 2018. Dr. Glover, our President and Chief Executive Officer, received no compensation for his service as a director during 2018.

Name(1)	Fees Earned or Paid in Cash	Option Awards(2)	Total
Donald Parfet(4)	$84,560	$58,583	$143,143
Andrew Allen	44,569	58,583	103,152
Jeffrey H. Cooper	59,500	58,583	118,083
Daniel Estes(3)(4)	45,000	58,583	103,583
Tran Nguyen(4)	54,000	58,583	112,583
Nicole Onetto(4)	56,000	58,583	114,583
Robert Pelzer	59,440	58,583	118,023

(1)

As of December 31, 2018, Mr. Cooper and Mr. Nguyen each held outstanding options to purchase 127,670 shares of common stock; Dr. Onetto and Mr. Pelzer each held outstanding options to purchase 115,681 shares of common stock; Mr. Parfet held outstanding options to purchase 88,835 shares of common stock; and Dr. Estes and Dr. Allen each held outstanding options to purchase 75,000 shares of common stock.

(2)

The amounts reported in this column represent the aggregate grant date fair value of the stock options granted to our directors during the year ended December 31, 2018 as computed in accordance with Accounting Standards Codification Topic 718. The assumptions used in calculating the aggregate grant date fair value of the stock options reported in this column are set forth in Note 9 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2018. The amounts reported in this column reflect the accounting cost for these stock options, and do not correspond to the actual economic value that may be received by our directors from the stock options.

(3)	Dr. Estes is one of the partners at Frazier Healthcare Ventures. The fees earned by Dr. Estes were paid to Frazier Healthcare Ventures.
(4)	Mr. Parfet, Dr. Estes, Mr. Nguyen and Dr. Onetto resigned from our board of directors on November 22, 2019.

In May 2017, our board of directors approved non-employee director compensation providing for an annual retainer of $40,000 to each non-employee director. Additionally, the Chairman of our board of directors receives an additional annual payment of $30,000; the Chairmen of our Audit, Compensation and Nominating and Corporate Governance Committees receive an additional annual payment of $19,500, $15,000 and $10,000, respectively; and the members of our Audit, Compensation and Nominating and Corporate Governance Committees receive an additional annual payment of $8,000, $6,000 and $5,000, respectively.

During 2018, each of our non-employee directors that had served as a director for at least six months also received an annual stock option, granted following the annual meeting of our stockholders, to purchase 25,000 shares of common stock, which vests in 12 equal monthly installments, subject to the director’s continued service. In January 2019, our board of directors approved a revised compensation policy, effective January 1, 2019, which provides for the initial grant of a stock option to each new non-employee director to purchase 60,000 shares of common stock, which vests in 12 equal monthly installments and an annual stock option, granted following the annual meeting of our stockholders, to purchase 30,000 shares of common stock, which vests in 12 equal monthly installments, each subject to the director’s continued service

Non-employee directors are also reimbursed reasonable expenses incurred in serving as a director, including travel expenses for attending meetings of our board of directors.

Our Amended 2015 Plan will provide that the total combined value of cash paid and equity awards granted to any non-employee director in any given calendar year cannot exceed $800,000. Our existing 2015 Plan limits the aggregate number of shares of common stock subject to awards that may be granted to a non-employee director in any calendar year to an aggregate of 400,000 shares (which limit will be removed if the Plan Amendment Proposal is approved).

Compensation Committee Interlocks and Insider Participation

During 2018, Mr. Nguyen, Dr. Onetto, Mr. Pelzer and Mr. Parfet served on our Compensation Committee. None of our current executive officers has served as a member of the board of directors, or as a member of the Compensation or similar committee, of any entity that has one or more executive officers who served on our board of directors or Compensation Committee during the fiscal year ended December 31, 2018. Mr. Parfet, a former member of our Compensation Committee, served as our interim Chief Executive Officer from May 2014 to August 2014.

ADDITIONAL INFORMATION

Stockholder Proposals to be Presented at Next Annual Meeting

Requirements for Stockholder Proposals to be Brought Before an Annual Meeting. Our bylaws provide that for stockholder nominations to our board of directors or other proposals to be considered at an Annual Meeting, the stockholder must give timely notice thereof in writing to the Corporate Secretary at Sierra Oncology, Inc., c/o 2150 – 885 West Georgia Street, Vancouver, British Columbia V6C 3E8, Canada.

To be timely for our company’s 2020 Annual Meeting of Stockholders, a stockholder’s notice must be delivered to or mailed and received by our Corporate Secretary at our principal executive offices not earlier than the close of business on February 27, 2020 and not later than the close of business on March 28, 2020. A stockholder’s notice to the Corporate Secretary must set forth as to each matter the stockholder proposes to bring before the Annual Meeting the information required by applicable law and our bylaws. In no event will the public announcement of an adjournment or a postponement of our Annual Meeting commence a new time period for the giving of a stockholder’s notice as provided above.

Requirements for Stockholder Proposals to be Considered for Inclusion in our Proxy Materials. Stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act and intended to be presented at our 2020 Annual Meeting of Stockholders must be received by us not later than December 25, 2019 in order to be considered for inclusion in our proxy materials for that meeting. A stockholder’s notice to the Corporate Secretary must set forth as to each matter the stockholder proposes to bring before the Annual Meeting the information required by applicable law and our bylaws.

Stockholder Communications

Stockholders and interested parties who wish to communicate with our board of directors, non-management members of our board of directors as a group, a committee of the board of directors or a specific member of our board of directors (including our Chairman) may do so by letters addressed to the attention of our Corporate Secretary, Sierra Oncology, Inc., c/o 2150 – 885 West Georgia Street, Vancouver, British Columbia V6C 3E8, Canada.

All communications by letter addressed to the attention of our Corporate Secretary will be reviewed by the Corporate Secretary and provided to the members of the board of directors unless such communications are unsolicited items, sales materials and other routine items and items unrelated to the duties and responsibilities of the board of directors.

“Householding”-Stockholders Sharing the Same Last Name and Address

The SEC has adopted rules that permit companies and intermediaries (such as brokers) to implement a delivery procedure called “householding.” Under this procedure, multiple stockholders who reside at the same address may receive a single copy of our proxy materials, unless the affected stockholder has provided contrary instructions. This procedure reduces printing costs and postage fees, and helps protect the environment as well.

We expect that a number of brokers with account holders who are our stockholders will be “householding” our and proxy materials. A single set of proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from one or more of the affected stockholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. Stockholders may revoke their consent at any time by contacting your broker.

Upon written or oral request, we will undertake to promptly deliver a separate copy of the proxy materials to any stockholder at a shared address to which a single copy of any of those documents was delivered. To receive a separate copy of the proxy materials, you may write our Vice President, Corporate Affairs at c/o 2150 – 885 West Georgia Street, Vancouver, British Columbia V6C 3E8, Canada, Attn: Vice President, Corporate Affairs, or investors@sierraoncology.com, or call (604) 558-6536.

Any stockholders who share the same address and currently receive multiple copies of our proxy materials who wish to receive only one copy in the future can contact their bank, broker or other holder of record to request information about “householding” or our Vice President, Corporate Affairs at the address or telephone number listed above.

OTHER MATTERS

The board of directors does not presently intend to bring any other business before the Special Meeting and, so far as is known to the board of directors, no matters are to be brought before the Special Meeting except as specified in the Notice of Special Meeting of Stockholders. As to any business that may arise and properly come before the Special Meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

Appendix A

CERTIFICATE OF AMENDMENT

OF RESTATED CERTIFICATE OF INCORPORATION OF

SIERRA ONCOLOGY, INC.

Sierra Oncology, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies as follows:

First: The name of the Corporation is Sierra Oncology, Inc. The Corporation’s original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on May 8, 2003 under the name Phenome Systems, Inc. The Corporation filed with the Secretary of State of the State of Delaware a Restated Certificate of Incorporation on July 21, 2015 under the name ProNAi Therapeutics, Inc. and a Certificate of Amendment effective as of January 10, 2017 under the name Sierra Oncology, Inc.

Second: The following two paragraphs are hereby added immediately after Section 2.3 of Article IV of the Restated Certificate of Incorporation of the Corporation:

“Contingent and effective upon the filing of this Certificate of Amendment to the Restated Certificate of Incorporation (the “Certificate of Amendment”), each [             ] ([             ]) shares of the Corporation’s Common Stock, issued and outstanding prior to such filing shall, automatically and without any action on the part of the respective holders thereof, be combined and converted into one (1) share of Common Stock, par value $0.001 per share, of the Corporation (the “Reverse Split”). No fractional share shall be issued in connection with the foregoing combination of the shares pursuant to the Reverse Split. Any fractional share resulting from such aggregation upon the Reverse Split shall be rounded down to the nearest whole number. Each holder who would otherwise be entitled to a fraction of a share of Common Stock upon the Reverse Split (after aggregating all fractions of a share to which such stockholder would otherwise be entitled) shall, in lieu thereof, be entitled to receive a cash payment in an amount equal to the fraction to which the stockholder would otherwise be entitled multiplied by the closing price of the Corporation’s Common Stock as reported on The Nasdaq Global Market on the date of filing of this Certificate of Amendment.

The Reverse Split shall occur automatically without any further action by the holders of Common Stock, and whether or not the certificates representing such shares have been surrendered to the Corporation; provided, however, that the Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable as a result of the Reverse Split unless the existing certificates evidencing the applicable shares of stock prior to the Reverse Split are either delivered to the Corporation, or the holder notifies the Corporation that such certificates have been lost, stolen or destroyed, and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates.”

Third: The foregoing amendment of the Restated Certificate of Incorporation of the Corporation has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, this Certificate of Amendment of Amended and Restated Certificate of Incorporation has been signed this         day of                     , 20     .

SIERRA ONCOLOGY, INC.

By:
Name:	Nick Glover
Title:	Chief Executive Officer

Appendix B

SIERRA ONCOLOGY, INC.

2015 EQUITY INCENTIVE PLAN

As amended on December 5, 2019, subject to stockholder approval

(All Share numbers are included on a pre-split basis)

1. PURPOSE. The purpose of this Plan is to provide incentives to attract, retain and motivate eligible persons whose present and potential contributions are important to the success of the Company, and any Parents and Subsidiaries that exist now or in the future, by offering them an opportunity to participate in the Company’s future performance through the grant of Awards. Capitalized terms not defined elsewhere in the text are defined in Section 28.

2. SHARES SUBJECT TO THE PLAN.

2.1. Number of Shares Available. Subject to Sections 2.6 and 21 and any other applicable provisions hereof, the total number of Shares reserved and available for grant and issuance pursuant to this Plan as of the Amendment Effective Date (as defined below) is one hundred seventy two million five hundred thousand (172,500,000) Shares, plus (a) any reserved shares not issued or subject to outstanding grants under the Plan as of immediately prior to the Amendment Effective Date, (b) shares that are subject to stock options or other awards granted under the Company’s 2008 Stock Plan (the “Prior Plan”) on the Amendment Effective Date that cease to be subject to such stock options or other awards by forfeiture or otherwise after the Amendment Effective Date, (c) shares issued under the Prior Plan before or after the Amendment Effective Date pursuant to the exercise of stock options that are, after the Amendment Effective Date, forfeited, (d) shares issued under the Prior Plan that are repurchased by the Company at the original issue price and (e) shares that are subject to stock options or other awards under the Prior Plan that are used to pay the exercise price of an option or withheld to satisfy the tax withholding obligations related to any award.

2.2. Lapsed, Returned Awards. Shares subject to Awards, and Shares issued under the Plan under any Award, will again be available for grant and issuance in connection with subsequent Awards under this Plan to the extent such Shares: (a) are subject to issuance upon exercise of an Option or SAR granted under this Plan but which cease to be subject to the Option or SAR for any reason other than exercise of the Option or SAR; (b) are subject to Awards granted under this Plan that are forfeited or are repurchased by the Company at the original issue price; (c) are subject to Awards granted under this Plan that otherwise terminate without such Shares being issued; or (d) are surrendered pursuant to an Exchange Program. To the extent an Award under the Plan is paid out in cash rather than Shares, such cash payment will not result in reducing the number of Shares available for issuance under the Plan. Shares used to pay the exercise price of an Award or withheld to satisfy the tax withholding obligations related to an Award will become available for future grant or sale under the Plan. For the avoidance of doubt, Shares that otherwise become available for grant and issuance because of the provisions of this Section 2.2 shall not include Shares subject to Awards that initially became available because of the substitution clause in Section 21.2 hereof.

2.3. Minimum Share Reserve. At all times the Company shall reserve and keep available a sufficient number of Shares as shall be required to satisfy the requirements of all outstanding Awards granted under this Plan.

2.4. Automatic Share Reserve Increase. The number of Shares available for grant and issuance under the Plan shall be increased on January 1, of each of the calendar years 2016 through 2025, by the lesser of (a) four (4%) of the number of Shares issued and outstanding on each December 31 immediately prior to the date of increase or (b) such number of Shares determined by the Board.

2.5. Limitations. No more than five hundred million (500,000,000) Shares shall be issued pursuant to the exercise of ISOs.

2.6. Adjustment of Shares. If the number of outstanding Shares is changed by a stock dividend, extraordinary dividends or distributions (whether in cash, shares or other property, other than a regular cash dividend) recapitalization, stock split, reverse stock split, subdivision, combination, reclassification, spin-off or similar change in the capital structure of the Company, without consideration, then (a) the number of Shares reserved for issuance and future grant under the Plan set forth in Section 2.1, including shares reserved under sub-clauses (a)-(e) of Section 2.1, (b) the Exercise Prices of and number of Shares subject to outstanding Options and SARs, (c) the number of Shares subject to other outstanding Awards, and (d) the maximum number of shares that may be issued as ISOs set forth in Section 2.5 shall be proportionately adjusted, subject to any required action by the Board or the stockholders of the Company and in compliance with applicable securities laws; provided that fractions of a Share will not be issued.

3. ELIGIBILITY. ISOs may be granted only to Employees. All other Awards may be granted to Employees, Consultants, Directors and Non-Employee Directors; provided such Consultants, Directors and Non-Employee Directors render bona fide services not in connection with the offer and sale of securities in a capital-raising transaction.

4. ADMINISTRATION.

4.1. Committee Composition; Authority. This Plan will be administered by the Committee or by the Board acting as the Committee. Subject to the general purposes, terms and conditions of this Plan, and to the direction of the Board, the Committee will have full power to implement and carry out this Plan, except, however, the Board shall establish the terms for the grant of an Award to Non-Employee Directors. The Committee will have the authority to:

(a) construe and interpret this Plan, any Award Agreement and any other agreement or document executed pursuant to this Plan;

(b) prescribe, amend and rescind rules and regulations relating to this Plan or any Award;

(c) select persons to receive Awards;

(d) determine the form and terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Awards may vest and be exercised (which may be based on performance criteria) or settled, any vesting acceleration or waiver of forfeiture restrictions, the method to satisfy tax withholding obligations or any other tax liability legally due and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Committee will determine;

(e) determine the number of Shares or other consideration subject to Awards;

(f) determine the Fair Market Value in good faith and interpret the applicable provisions of this Plan and the definition of Fair Market Value in connection with circumstances that impact the Fair Market Value, if necessary;

(g) determine whether Awards will be granted singly, in combination with, in tandem with, in replacement of, or as alternatives to, other Awards under this Plan or any other incentive or compensation plan of the Company or any Parent or Subsidiary of the Company;

(h) grant waivers of Plan or Award conditions;

(i) determine the vesting, exercisability and payment of Awards;

(j) correct any defect, supply any omission or reconcile any inconsistency in this Plan, any Award or any Award Agreement;

(k) determine whether an Award has been earned;

(l) determine the terms and conditions of any, and to institute any Exchange Program;

(m) reduce or waive any criteria with respect to Performance Factors;

(n) adjust Performance Factors to take into account changes in law and accounting or tax rules as the Committee deems necessary or appropriate to reflect the impact of extraordinary or unusual items, events or circumstances to avoid windfalls or hardships;

(o) adopt terms and conditions, rules and/or procedures (including the adoption of any subplan under this Plan) relating to the operation and administration of the Plan to accommodate requirements of local law and procedures outside of the United States;

(p) make all other determinations necessary or advisable for the administration of this Plan; and

(q) delegate any of the foregoing to a subcommittee consisting of one or more executive officers pursuant to a specific delegation as permitted by applicable law, including Section 157(c) of the Delaware General Corporation Law.

4.2. Committee Interpretation and Discretion. Any determination made by the Committee with respect to any Award shall be made in its sole discretion at the time of grant of the Award or, unless in contravention of any express term of the Plan or Award, at any later time, and such determination shall be final and binding on the Company and all persons having an interest in any Award under the Plan. Any dispute regarding the interpretation of the Plan or any Award Agreement shall be submitted by the Participant or Company to the Committee for review. The resolution of such a dispute by the Committee shall be final and binding on the Company and the Participant. The Committee may delegate to one or more executive officers the authority to review and resolve disputes with respect to Awards held by Participants who are not Insiders, and such resolution shall be final and binding on the Company and the Participant.

4.3. Section 162(m) of the Code and Section 16 of the Exchange Act. When necessary or desirable for an Award to qualify as “performance-based compensation” under Section 162(m) of the Code the Committee shall include at least two persons who are “outside directors” (as defined under Section 162(m) of the Code) and at least two (or a majority if more than two then serve on the Committee) such “outside directors” shall approve the grant of such Award and timely determine (as applicable) the Performance Period and any Performance Factors upon which vesting or settlement of any portion of such Award is to be subject. When required by Section 162(m) of the Code, prior to settlement of any such Award at least two (or a majority if more than two then serve on the Committee) such “outside directors” then serving on the Committee shall determine and certify in writing the extent to which such Performance Factors have been timely achieved and the extent to which the Shares subject to such Award have thereby been earned. Awards granted to Participants who are subject to Section 16 of the Exchange Act must be approved by two or more “non-employee directors” (as defined in the regulations promulgated under Section 16 of the Exchange Act). With respect to Participants whose compensation is subject to Section 162(m) of the Code, and provided that such adjustments are consistent with the regulations promulgated under Section 162(m) of the Code, the Committee may adjust the performance goals to account for changes in law and accounting and to make such adjustments as the Committee deems necessary or appropriate to reflect the impact of extraordinary or unusual items, events or circumstances to avoid windfalls or hardships, including without limitation (a) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (b) an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management, or (c) a change in accounting standards required by generally accepted accounting principles.

4.4. Documentation. The Award Agreement for a given Award, the Plan and any other documents may be delivered to, and accepted by, a Participant or any other person in any manner (including electronic distribution or posting) that meets applicable legal requirements.

4.5. Foreign Award Recipients. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws and practices in other countries in which the Company and its Subsidiaries operate or have employees or other individuals eligible for Awards, the Committee, in its sole discretion, shall have the power and authority to: (a) determine which Subsidiaries and Affiliates shall be covered by the Plan; (b) determine which individuals outside the United States are eligible to participate in the Plan, which may include individuals who provide services to the Company, Subsidiary or Affiliate under an agreement with a foreign nation or agency; (c) modify the terms and conditions of any Award granted to individuals outside the United States or foreign nationals to comply with applicable foreign laws, policies, customs and practices; (d) establish subplans and modify exercise procedures and other terms and procedures, to the extent the Committee determines such actions to be necessary or advisable (and such subplans and/or modifications shall be attached to this Plan as appendices); provided, however, that no such subplans and/or modifications shall increase the share limitations contained in Section 2.1 hereof; and (e) take any action, before or after an Award is made, that the Committee determines to be necessary or advisable to obtain approval or comply with any local governmental regulatory exemptions or approvals. Notwithstanding the foregoing, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate the Exchange Act or any other applicable United States securities law, the Code, or any other applicable United States governing statute or law.

5. OPTIONS. An Option is the right but not the obligation to purchase a Share, subject to certain conditions, if applicable. The Committee may grant Options to eligible Employees, Consultants and Directors and will determine whether such Options will be Incentive Stock Options within the meaning of the Code (“ISOs”) or Nonqualified Stock Options (“NSOs”), the number of Shares subject to the Option, the Exercise Price of the Option, the period during which the Option may vest and be exercised, and all other terms and conditions of the Option, subject to the following terms of this section.

5.1. Option Grant. Each Option granted under this Plan will identify the Option as an ISO or an NSO. An Option may be, but need not be, awarded upon satisfaction of such Performance Factors during any Performance Period as are set out in advance in the Participant’s individual Award Agreement. If the Option is being earned upon the satisfaction of Performance Factors, then the Committee will: (a) determine the nature, length and starting date of any Performance Period for each Option; and (b) select from among the Performance Factors to be used to measure the performance, if any. Performance Periods may overlap and Participants may participate simultaneously with respect to Options that are subject to different performance goals and other criteria.

5.2. Date of Grant. The date of grant of an Option will be the date on which the Committee makes the determination to grant such Option, or a specified future date. The Award Agreement and a copy of this Plan will be delivered to the Participant within a reasonable time after the granting of the Option.

5.3. Exercise Period. Options may be vested and exercisable within the times or upon the conditions as set forth in the Award Agreement governing such Option; provided, however, that no Option will be exercisable after the expiration of ten (10) years from the date the Option is granted; and provided further that no ISO granted to a person who, at the time the ISO is granted, directly or by attribution owns more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any Parent or Subsidiary of the Company (“Ten Percent Stockholder”) will be exercisable after the expiration of five (5) years from the date the ISO is granted. The Committee also may provide for Options to become exercisable at one time or from time to time, periodically or otherwise, in such number of Shares or percentage of Shares as the Committee determines.

5.4. Exercise Price. The Exercise Price of an Option will be determined by the Committee when the Option is granted; provided that: (a) the Exercise Price of an Option will be not less than one hundred percent (100%) of the Fair Market Value of the Shares on the date of grant and (b) the Exercise Price of any ISO granted to a Ten Percent Stockholder will not be less than one hundred ten percent (110%) of the Fair Market Value of the Shares on the date of grant. Payment for the Shares purchased may be made in accordance with Section 11 and the Award Agreement and in accordance with any procedures established by the Company.

5.5. Method of Exercise. Any Option granted hereunder will be vested and exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Committee and set forth in the Award Agreement. An Option may not be exercised for a fraction of a Share. An Option will be deemed exercised when the Company receives: (a) notice of exercise (in such form as the Committee may specify from time to time) from the person entitled to exercise the Option (and/or via electronic execution through the authorized third-party administrator), and (b) full payment for the Shares with respect to which the Option is exercised (together with applicable withholding taxes). Full payment may consist of any consideration and method of payment authorized by the Committee and permitted by the Award Agreement and the Plan. Shares issued upon exercise of an Option will be issued in the name of the Participant. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Shares, notwithstanding the exercise of the Option. The Company will issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 2.6 of the Plan. Exercising an Option in any manner will decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

5.6. Termination of Service. If the Participant’s Service terminates for any reason except for Cause or the Participant’s death or Disability, then the Participant may exercise such Participant’s Options (only to the extent that such Options are exercisable by the Participant on the date Participant’s Service terminates) during the period ending no later than three (3) months after the date Participant’s Service terminates (or such shorter or longer time period as may be determined by the Committee, with any exercise beyond three (3) months after the date Participant’s Service terminates deemed to be the exercise of an NSO), but in any event no later than the expiration date of the Options.

(a) Death. If the Participant’s Service terminates because of the Participant’s death (or the Participant dies within three (3) months after Participant’s Service terminates other than for Cause or because of the Participant’s Disability), then the Participant’s Options may be exercised only to the extent that such Options would have been exercisable by the Participant on the date Participant’s Service terminates and must be exercised by the Participant’s legal representative, or authorized assignee, no later than twelve (12) months after the date Participant’s Service terminates (or such shorter time period or longer time period as may be determined by the Committee), but in any event no later than the expiration date of the Options.

(b) Disability. If the Participant’s Service terminates because of the Participant’s Disability, then the Participant’s Options may be exercised only to the extent that such Options would have been exercisable by the Participant on the date Participant’s Service terminates and must be exercised by the Participant (or the Participant’s legal representative or authorized assignee) no later than twelve (12) months after the date Participant’s Service terminates (or such shorter or longer time period as may be determined by the Committee, with any exercise beyond (a) three (3) months after the date Participant’s Service terminates when the termination of Service is for a Disability that is not a “permanent and total disability” as defined in Section 22(e)(3) of the Code, or (b) twelve (12) months after the date Participant’s Service terminates when the termination of Service is for a Disability that is a “permanent and total disability” as defined in Section 22(e)(3) of the Code, deemed to be exercise of an NSO), but in any event no later than the expiration date of the Options.

(c) Cause. If the Participant is terminated for Cause, then Participant’s Options shall expire on such Participant’s date of termination of Service, or at such later time and on such conditions as are determined by the Committee, but in any no event later than the expiration date of the Options. Unless otherwise provided in the Award Agreement, Cause shall have the meaning set forth in the Plan.

5.7. Limitations on Exercise. The Committee may specify a minimum number of Shares that may be purchased on any exercise of an Option, provided that such minimum number will not prevent any Participant from exercising the Option for the full number of Shares for which it is then exercisable.

5.8. Limitations on ISOs. With respect to Awards granted as ISOs, to the extent that the aggregate Fair Market Value of the Shares with respect to which such ISOs are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds one hundred thousand dollars ($100,000), such Options will be treated as NSOs. For purposes of this Section 5.8, ISOs will be taken into account in the order in which they were granted. The Fair Market Value of the Shares will be determined as of the time the Option with respect to such Shares is granted. In the event that the Code or the regulations promulgated thereunder are amended after the Effective Date to provide for a different limit on the Fair Market Value of Shares permitted to be subject to ISOs, such different limit will be automatically incorporated herein and will apply to any Options granted after the effective date of such amendment.

5.9. Modification, Extension or Renewal. The Committee may modify, extend or renew outstanding Options and authorize the grant of new Options in substitution therefor, provided that any such action may not, without the written consent of a Participant, impair any of such Participant’s rights under any Option previously granted. Any outstanding ISO that is modified, extended, renewed or otherwise altered will be treated in accordance with Section 424(h) of the Code. Subject to Section 18 of this Plan, by written notice to affected Participants, the Committee may reduce the Exercise Price of outstanding Options without the consent of such Participants; provided, however, that the Exercise Price may not be reduced below the Fair Market Value on the date the action is taken to reduce the Exercise Price.

5.10. No Disqualification. Notwithstanding any other provision in this Plan, no term of this Plan relating to ISOs will be interpreted, amended or altered, nor will any discretion or authority granted under this Plan be exercised, so as to disqualify this Plan under Section 422 of the Code or, without the consent of the Participant affected, to disqualify any ISO under Section 422 of the Code.

6. RESTRICTED STOCK AWARDS. A Restricted Stock Award is an offer by the Company to sell to an eligible Employee, Consultant, or Director Shares that are subject to restrictions (“Restricted Stock”). The Committee will determine to whom an offer will be made, the number of Shares the Participant may purchase, the Purchase Price, the restrictions under which the Shares will be subject and all other terms and conditions of the Restricted Stock Award, subject to the Plan.

6.1. Restricted Stock Purchase Agreement. All purchases under a Restricted Stock Award will be evidenced by an Award Agreement. Except as may otherwise be provided in an Award Agreement, a Participant accepts a Restricted Stock Award by signing and delivering to the Company an Award Agreement with full payment of the Purchase Price, within thirty (30) days from the date the Award Agreement was delivered to the Participant. If the Participant does not accept such Award within thirty (30) days, then the offer of such Restricted Stock Award will terminate, unless the Committee determines otherwise.

6.2. Purchase Price. The Purchase Price for a Restricted Stock Award will be determined by the Committee and may be less than Fair Market Value on the date the Restricted Stock Award is granted. Payment of the Purchase Price must be made in accordance with Section 11 of the Plan, and the Award Agreement and in accordance with any procedures established by the Company.

6.3. Terms of Restricted Stock Awards. Restricted Stock Awards will be subject to such restrictions as the Committee may impose or are required by law. These restrictions may be based on completion of a specified number of years of service with the Company or upon completion of Performance Factors, if any, during any Performance Period as set out in advance in the Participant’s Award Agreement. Prior to the grant of a Restricted Stock Award, the Committee shall: (a) determine the nature, length and starting date of any Performance Period for the Restricted Stock Award; (b) select from among the Performance Factors to be used to measure performance goals, if any; and (c) determine the number of Shares that may be awarded to the Participant. Performance Periods may overlap and a Participant may participate simultaneously with respect to Restricted Stock Awards that are subject to different Performance Periods and having different performance goals and other criteria.

6.4. Termination of Service. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such date Participant’s Service terminates (unless determined otherwise by the Committee) and any Shares of Restricted Stock that are unvested as of such date shall be forfeited on such date for no consideration.

7. STOCK BONUS AWARDS. A Stock Bonus Award is an award to an eligible Employee, Consultant, or Director of Shares for Services to be rendered or for past Services already rendered to the Company or any Parent or Subsidiary. All Stock Bonus Awards shall be made pursuant to an Award Agreement. No payment from the Participant will be required for Shares awarded pursuant to a Stock Bonus Award.

7.1. Terms of Stock Bonus Awards. The Committee will determine the number of Shares to be awarded to the Participant under a Stock Bonus Award and any restrictions thereon. These restrictions may be based upon completion of a specified number of years of service with the Company or upon satisfaction of performance goals based on Performance Factors during any Performance Period as set out in advance in the Participant’s Stock Bonus Agreement. Prior to the grant of any Stock Bonus Award the Committee shall, as applicable: (a) determine the nature, length and starting date of any Performance Period for the Stock Bonus Award; (b) select from among the Performance Factors to be used to measure performance goals; and (c) determine the number of Shares that may be awarded to the Participant. Performance Periods may overlap and a Participant may participate simultaneously with respect to Stock Bonus Awards that are subject to different Performance Periods and different performance goals and other criteria.

7.2. Form of Payment to Participant. Payment may be made in the form of cash, whole Shares, or a combination thereof, based on the Fair Market Value of the Shares earned under a Stock Bonus Award on the date of payment, as determined in the sole discretion of the Committee.

7.3. Termination of Service. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such date Participant’s Service terminates (unless determined otherwise by the Committee) and any unvested portion of the Stock Bonus Award will be forfeited for no consideration on such date.

8. STOCK APPRECIATION RIGHTS. A Stock Appreciation Right (“SAR”) is an award to an eligible Employee, Consultant, or Director that may be settled in cash, or Shares (which may consist of Restricted Stock), having a value equal to (a) the difference between the Fair Market Value on the date of exercise over the Exercise Price multiplied by (b) the number of Shares with respect to which the SAR is being settled (subject to any maximum number of Shares that may be issuable as specified in an Award Agreement). All SARs shall be made pursuant to an Award Agreement.

8.1. Terms of SARs. The Committee will determine the terms of each SAR including, without limitation: (a) the number of Shares subject to the SAR; (b) the Exercise Price and the time or times during which the SAR may be settled; (c) the consideration to be distributed on settlement of the SAR; and (d) the effect of the Participant’s termination of Service on each SAR. The Exercise Price of the SAR will be determined by the Committee when the SAR is granted, and may not be less than Fair Market Value of the Shares on the date of grant. A SAR may be awarded upon satisfaction of Performance Factors, if any, during any Performance Period as are set out in advance in the Participant’s individual Award Agreement. If the SAR is being earned upon the satisfaction of Performance Factors, then the Committee will: (x) determine the nature, length and starting date of any Performance Period for each SAR; and (y) select from among the Performance Factors to be used to measure the performance, if any. Performance Periods may overlap and Participants may participate simultaneously with respect to SARs that are subject to different Performance Factors and other criteria.

8.2. Exercise Period and Expiration Date. A SAR will be exercisable within the times or upon the occurrence of events determined by the Committee and as set forth in the Award Agreement governing such SAR. The SAR Agreement shall set forth the expiration date; provided that no SAR will be exercisable after the expiration of ten (10) years from the date the SAR is granted. The Committee may also provide for SARs to become exercisable at one time or from time to time, periodically or otherwise (including, without limitation, upon the attainment during a Performance Period of performance goals based on Performance Factors), in such number of Shares or percentage of the Shares subject to the SAR as the Committee determines. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on the date Participant’s Service terminates (unless determined otherwise by the Committee). Notwithstanding the foregoing, the rules of Section 5.6 also will apply to SARs.

8.3. Form of Settlement. Upon exercise of a SAR, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying (a) the difference between the Fair Market Value of a Share on the date of exercise over the Exercise Price; times (b) the number of Shares with respect to which the SAR is exercised. At the discretion of the Committee, the payment from the Company for the SAR exercise may be in cash, in Shares of equivalent value, or in some combination thereof. The portion of a SAR being settled may be paid currently or on a deferred basis with such interest or dividend equivalent, if any, as the Committee determines, provided that the terms of the SAR and any deferral satisfy the requirements of Section 409A of the Code.

8.4. Termination of Service. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such date Participant’s Service terminates (unless determined otherwise by the Committee) and any SARs that remain unvested on such date shall be forfeited on such date for no consideration.

9. RESTRICTED STOCK UNITS. A Restricted Stock Unit (“RSU”) is an award to an eligible Employee, Consultant, or Director covering a number of Shares that may be settled in cash, or by issuance of those Shares (which may consist of Restricted Stock). All RSUs shall be made pursuant to an Award Agreement.

9.1. Terms of RSUs. The Committee will determine the terms of an RSU including, without limitation: (a) the number of Shares subject to the RSU; (b) the time or times during which the RSU may be settled; (c) the consideration to be distributed on settlement; and (d) the effect of the Participant’s termination of Service on each RSU. An RSU may be awarded upon satisfaction of such performance goals based on Performance Factors during any Performance Period as are set out in advance in the Participant’s Award Agreement. If the RSU is being earned upon satisfaction of Performance Factors, then the Committee will: (x) determine the nature, length and starting date of any Performance Period for the RSU; (y) select from among the Performance Factors to be used to measure the performance, if any; and (z) determine the number of Shares deemed subject to the RSU. Performance Periods may overlap and participants may participate simultaneously with respect to RSUs that are subject to different Performance Periods and different performance goals and other criteria.

9.2. Form and Timing of Settlement. Payment of earned RSUs shall be made as soon as practicable after the date(s) determined by the Committee and set forth in the Award Agreement. The Committee, in its sole discretion, may settle earned RSUs in cash, Shares, or a combination of both. The Committee may also permit a Participant to defer payment under a RSU to a date or dates after the RSU is earned provided that the terms of the RSU and any deferral satisfy the requirements of Section 409A of the Code.

9.3. Termination of Service. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such date Participant’s Service terminates (unless determined otherwise by the Committee).

10. PERFORMANCE AWARDS. A “Performance Award” is an award to an eligible Employee, Consultant, or Director of a cash bonus or an award of Performance Shares denominated in Shares that may be settled in cash, or by issuance of those Shares (which may consist of Restricted Stock). Grants of Performance Awards shall be made pursuant to an Award Agreement.

10.1. Terms of Performance Awards. The Committee will determine, and each Award Agreement shall set forth, the terms of each Performance Award including, without limitation: (a) the amount of any cash bonus, (b) the number of Shares deemed subject to an award of Performance Shares; (c) the Performance Factors and Performance Period that shall determine the time and extent to which each Performance Award will be settled or paid (d) the consideration to be distributed on settlement or payment, and (e) the effect of the Participant’s termination of Service on each Performance Award. In establishing Performance Factors and the Performance Period the Committee will: (x) determine the nature, length and starting date of any Performance Period; (y) select from among the Performance Factors to be used; and (z) determine the number of Shares deemed subject to the award of Performance Shares or the cash value of any cash bonus subject to a Performance Award. Prior to settlement the Committee shall determine the extent to which Performance Awards have been earned. Performance Periods may overlap and Participants may participate simultaneously with respect to Performance Awards that are subject to different Performance Periods and different performance goals and other criteria. No Participant will be eligible to receive more than $5,000,000 in cash bonus Performance Awards in any annual Performance Period under this Plan and for any other Performance Period, such amount multiplied by a fraction, the numerator of which is the number of months in the Performance Period and the denominator of which is twelve (12).

10.2. Value, Earning and Timing of Performance Shares. Each Performance Share will have an initial value equal to the Fair Market Value of a Share on the date of grant. After the applicable Performance Period has ended, the holder of Performance Shares will be entitled to receive a payout of the number of Performance Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding Performance Factors or other vesting provisions have been achieved. The Committee, in its sole discretion, may pay earned Performance Shares in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Performance Shares at the close of the applicable Performance Period) or in a combination thereof.

10.3. Termination of Service. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on the date Participant’s Service terminates (unless determined otherwise by the Committee) and any unvested Performance Awards shall be forfeited on such date for no consideration.

11. PAYMENT FOR SHARE PURCHASES. Payment from a Participant for Shares purchased pursuant to this Plan may be made in cash or by check or, where expressly approved for the Participant by the Committee and where permitted by law (and to the extent not otherwise set forth in the applicable Award Agreement):

(a) by cancellation of indebtedness of the Company to the Participant;

(b) by surrender of shares of the Company held by the Participant that have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Award will be exercised or settled;

(c) by waiver of compensation due or accrued to the Participant for services rendered or to be rendered to the Company or a Parent or Subsidiary of the Company;

(d) by consideration received by the Company pursuant to a broker-assisted or other form of cashless exercise program implemented by the Company in connection with the Plan;

(e) by any combination of the foregoing; or

(f) by any other method of payment as is permitted by applicable law.

12. GRANTS TO NON-EMPLOYEE DIRECTORS. Non-Employee Directors are eligible to receive any type of Award offered under this Plan except ISOs. No Non-Employee Director may receive Awards under the Plan that, when combined with cash compensation received for service as a Non-Employee Director, exceed eight hundred thousand dollars ($800,000) in value (as described below) in any calendar year. The value of Awards for purposes of complying with this maximum will be determined as follows: (a) for Options and SARs, grant date fair value will be calculated using the Company’s regular valuation methodology for determining the grant date fair value of Options for reporting purposes and (b) for all other Awards other than Options and SARs, grant date fair value will be determined by either (i) calculating the product of the Fair Market Value per Share on the date of grant and the aggregate number of Shares subject to the Award, or (ii) calculating the product using an average of the Fair Market Value over a number of trading days and the aggregate number of Shares subject to the Award as determined by the Committee. Awards granted to an individual while he or she was serving in the capacity as an Employee or while he or she was a Consultant but not a Non-Employee Director will not count for purposes of the limitations set forth in this Section 12. Awards pursuant to this Section 12 may be automatically made pursuant to policy adopted by the Board, or made from time to time as determined in the discretion of the Board.

12.1. Eligibility. Awards pursuant to this Section 12 shall be granted only to Non-Employee Directors. A Non-Employee Director who is elected or re-elected as a member of the Board will be eligible to receive an Award under this Section 12.

12.2. Vesting, Exercisability and Settlement. Except as set forth in Section 21, Awards shall vest, become exercisable and be settled as determined by the Board. With respect to Options and SARs, the exercise price granted to Non-Employee Directors shall not be less than the Fair Market Value of the Shares at the time that such Option or SAR is granted.

12.3. Election to receive Awards in Lieu of Cash. A Non-Employee Director may, if permitted by the Committee in its sole discretion, elect to receive his or her annual retainer payments and/or meeting fees from the Company in the form of cash or Awards or a combination thereof, as determined by the Committee. Such Awards shall be issued under the Plan. An election under this Section 12.3 shall be filed with the Company on the form prescribed by the Company.

13. WITHHOLDING TAXES.

13.1. Withholding Generally. Whenever Shares are to be issued in satisfaction of Awards granted under this Plan or the applicable tax event occurs, the Company may require the Participant to remit to the Company, or to the Parent or Subsidiary employing the Participant, an amount sufficient to satisfy applicable U.S. federal, state, local and international withholding tax requirements or any other tax or social insurance liability legally due from the Participant prior to the delivery of Shares pursuant to exercise or settlement of any Award. Whenever payments in satisfaction of Awards granted under this Plan are to be made in cash, such payment will be net of an amount sufficient to satisfy applicable U.S. federal, state, local and international withholding tax or social insurance requirements or any other tax liability legally due from the Participant. The Fair Market Value of the Shares will be determined as of the date that the taxes are required to be withheld and such Shares will be valued based on the value of the actual trade or, if there is none, the Fair Market Value of the Shares as of the previous trading day.

13.2. Stock Withholding. The Committee, or its delegate(s), as permitted by applicable law, in its sole discretion and pursuant to such procedures as it may specify from time to time and to limitations of local law, may require or permit a Participant to satisfy such tax withholding obligation or any other tax liability legally due from the Participant, in whole or in part by (without limitation) (a) paying cash, (b) electing to have the Company withhold otherwise deliverable cash or Shares having a Fair Market Value equal to the minimum statutory amount required to be withheld, (c) delivering to the Company already-owned Shares having a Fair Market Value equal to the minimum amount required to be withheld or (d) withholding from the proceeds of the sale of otherwise deliverable Shares acquired pursuant to an Award either through a voluntary sale or through a mandatory sale arranged by the Company.

14. TRANSFERABILITY.

14.1. Transfer Generally. Unless determined otherwise by the Committee or pursuant to Section 14.2, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution. If the Committee makes an Award transferable, including, without limitation, by instrument to an inter vivos or testamentary trust in which the Awards are to be passed to beneficiaries upon the death of the trustor (settlor) or by gift or by domestic relations order to a Permitted Transferee, such Award will contain such additional terms and conditions as the Committee deems appropriate. All Awards shall be exercisable: (a) during the Participant’s lifetime only by (i) the Participant, or (ii) the Participant’s guardian or legal representative; (b) after the Participant’s death, by the legal representative of the Participant’s heirs or legatees; and (c) in the case of all awards except ISOs, by a Permitted Transferee.

14.2. Award Transfer Program. Notwithstanding any contrary provision of the Plan, the Committee shall have all discretion and authority to determine and implement the terms and conditions of any Award Transfer Program instituted pursuant to this Section 14.2 and shall have the authority to amend the terms of any Award participating, or otherwise eligible to participate in, any such Award Transfer Program, including (but not limited to) the authority to (a) amend (including to extend) the expiration date, post-termination exercise period and/or forfeiture conditions of any such Award, (b) amend or remove any provisions of the Award relating to the Award holder’s continued service to the Company or its Parent or any Subsidiary, (c) amend the permissible payment methods with respect to the exercise or purchase of any such Award, (d) amend the adjustments to be implemented in the event of changes in the capitalization and other similar events with respect to such Award, and (e) make such other changes to the terms of such Award as the Committee deems necessary or appropriate in its sole discretion.

15. PRIVILEGES OF STOCK OWNERSHIP; RESTRICTIONS ON SHARES.

15.1. Voting and Dividends. No Participant will have any of the rights of a stockholder with respect to any Shares until the Shares are issued to the Participant, except for any Dividend Equivalent Rights permitted by an applicable Award Agreement. Any Dividend Equivalent Rights shall be subject to the same vesting or performance conditions as the underlying Award. In addition, the Committee may provide that any Dividend Equivalent Rights permitted by an applicable Award Agreement shall be deemed to have been reinvested in additional Shares or otherwise reinvested. After Shares are issued to the Participant, the Participant will be a stockholder and have all the rights of a stockholder with respect to such Shares, including the right to vote and receive all dividends or other distributions made or paid with respect to such Shares; provided, that if such Shares are Restricted Stock, then any new, additional or different securities the Participant may become entitled to receive with respect to such Shares by virtue of a stock dividend, stock split or any other change in the corporate or capital structure of the Company will be subject to the same restrictions as the Restricted Stock; provided, further, that the Participant will have no right to retain such stock dividends or stock distributions with respect to Shares that are repurchased at the Participant’s Purchase Price or Exercise Price, as the case may be, pursuant to Section 15.2.

15.2. Restrictions on Shares. At the discretion of the Committee, the Company may reserve to itself and/or its assignee(s) a right to repurchase (a “Right of Repurchase”) a portion of any or all Unvested Shares held by a Participant following such Participant’s termination of Service at any time within ninety (90) days (or such longer or shorter time determined by the Committee) after the later of the date Participant’s Service terminates and the date the Participant purchases Shares under this Plan, for cash and/or cancellation of purchase money indebtedness, at the Participant’s Purchase Price or Exercise Price, as the case may be.

16. CERTIFICATES. All Shares or other securities (whether or not certificated) delivered under this Plan will be subject to such stock transfer orders, legends and other restrictions as the Committee may deem necessary or advisable, including restrictions under any applicable U.S. federal, state or foreign securities law, or any rules, regulations and other requirements of the SEC or any stock exchange or automated quotation system upon which the Shares may be listed or quoted and any non-U.S. exchange controls or securities law restrictions to which the Shares are subject.

17. ESCROW; PLEDGE OF SHARES. To enforce any restrictions on a Participant’s Shares, the Committee may require the Participant to deposit all certificates representing Shares, together with stock powers or other instruments of transfer approved by the Committee, appropriately endorsed in blank, with the Company or an agent designated by the Company to hold in escrow until such restrictions have lapsed or terminated, and the Committee may cause a legend or legends referencing such restrictions to be placed on the certificates. Any Participant who is permitted to execute a promissory note as partial or full consideration for the purchase of Shares under this Plan will be required to pledge and deposit with the Company all or part of the Shares so purchased as collateral to secure the payment of the Participant’s obligation to the Company under the promissory note; provided, however, that the Committee may require or accept other or additional forms of collateral to secure the payment of such obligation and, in any event, the Company will have full recourse against the Participant under the promissory note notwithstanding any pledge of the Participant’s Shares or other collateral. In connection with any pledge of the Shares, the Participant will be required to execute and deliver a written pledge agreement in such form as the Committee will from time to time approve. The Shares purchased with the promissory note may be released from the pledge on a pro rata basis as the promissory note is paid.

18. REPRICING; EXCHANGE AND BUYOUT OF AWARDS. Without prior stockholder approval the Committee may (a) reprice Options or SARs (and where such repricing is a reduction in the Exercise Price of outstanding Options or SARs, the consent of the affected Participants is not required provided written notice is provided to them, notwithstanding any adverse tax consequences to them arising from the repricing), and (b) with the consent of the respective Participants (unless not required pursuant to Section 5.9 of the Plan), pay cash or issue new Awards in exchange for the surrender and cancellation of any, or all, outstanding Awards.

19. SECURITIES LAW AND OTHER REGULATORY COMPLIANCE. An Award will not be effective unless such Award is in compliance with all applicable U.S. and foreign federal and state securities and exchange control laws, rules and regulations of any governmental body, and the requirements of any stock exchange or automated quotation system upon which the Shares may then be listed or quoted, as they are in effect on the date of grant of the Award and also on the date of exercise or other issuance. Notwithstanding any other provision in this Plan, the Company will have no obligation to issue or deliver certificates for Shares under this Plan prior to: (a) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and/or (b) completion of any registration or other qualification of such Shares under any state or federal or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable. The Company will be under no obligation to register the Shares with the SEC or to effect compliance with the registration, qualification or listing requirements of any foreign or state securities laws, exchange control laws, stock exchange or automated quotation system, and the Company will have no liability for any inability or failure to do so.

20. NO OBLIGATION TO EMPLOY. Nothing in this Plan or any Award granted under this Plan will confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other relationship with, the Company or any Parent, Subsidiary or Affiliate or limit in any way the right of the Company or any Parent, Subsidiary or Affiliate to terminate Participant’s employment or other relationship at any time.

21. CORPORATE TRANSACTIONS.

21.1. Assumption or Replacement of Awards by Successor. In the event of a Corporate Transaction any or all outstanding Awards may be assumed or replaced by the successor corporation, which assumption or replacement shall be binding on all Participants. In the alternative, the successor corporation may substitute equivalent Awards or provide substantially similar consideration to Participants as was provided to stockholders (after taking into account the existing provisions of the Awards). The successor corporation may also issue, in place of outstanding Shares of the Company held by the Participant, substantially similar shares, cash or other property subject to repurchase restrictions no less favorable to the Participant. In the event such successor or acquiring corporation (if any) refuses to assume, convert, replace or substitute Awards, as provided above, pursuant to a Corporate Transaction, then notwithstanding any other provision in this Plan to the contrary, such Awards shall have their vesting accelerate as to all shares subject to such Award (and any applicable rights of repurchase shall fully lapse) immediately prior to the Corporate Transaction. In addition, in the event such successor or acquiring corporation (if any) refuses to assume, convert, replace or substitute Awards, as provided above, pursuant to a Corporate Transaction, the Committee will (i) notify the Participant in writing or electronically that such Award will, if applicable, be exercisable for a period of time determined by the Committee in its sole discretion, and such Award will terminate upon the earlier of the expiration of such period or immediately prior to the Corporate Transaction or (ii) provide that each Award shall be cancelled immediately upon the occurrence of the Corporate Transaction in exchange for a payment in cash or securities in an amount equal to (A) the excess of the consideration paid per Share in the Corporate Transaction over the exercise price or purchase price (if any) per Share subject to the Award multiplied by (B) the number of Shares subject to the Award. Awards need not be treated similarly in a Corporate Transaction.

21.2. Assumption of Awards by the Company. The Company, from time to time, also may substitute or assume outstanding awards granted by another company, whether in connection with an acquisition of such other company or otherwise, by either; (a) granting an Award under this Plan in substitution of such other company’s award; or (b) assuming such award as if it had been granted under this Plan if the terms of such assumed award could be applied to an Award granted under this Plan. Such substitution or assumption will be permissible if the holder of the substituted or assumed award would have been eligible to be granted an Award under this Plan if the other company had applied the rules of this Plan to such grant. In the event the Company assumes an award granted by another company, the terms and conditions of such award will remain unchanged (except that the Purchase Price or the Exercise Price, as the case may be, and the number and nature of Shares issuable upon exercise or settlement of any such Award will be adjusted appropriately pursuant to Section 424(a) of the Code). In the event the Company elects to grant a new Option in substitution of rather than assumption of an existing option, such new Option may be granted with a similarly adjusted Exercise Price. Substitute Awards shall not reduce the number of Shares authorized for grant under the Plan or authorized for grant to a Participant in a calendar year.

21.3. Non-Employee Directors’ Awards. Notwithstanding any provision to the contrary herein, in the event of a Corporate Transaction, the vesting of all Awards granted to Non-Employee Directors shall accelerate immediately prior to the consummation of such Corporate Transaction and such Awards shall become exercisable (as applicable) in full prior to the consummation of such event at such times and on such conditions as the Committee determines.

22. ADOPTION AND STOCKHOLDER APPROVAL. This Plan shall be submitted for the approval of the Company’s stockholders, consistent with applicable laws, within twelve (12) months before or after the date this Plan is adopted by the Board.

23. TERM OF PLAN/GOVERNING LAW. Unless earlier terminated as provided herein, this Plan will become effective on the Effective Date and will terminate ten (10) years from the date this Plan is adopted by the Board. This Plan and all Awards granted hereunder shall be governed by and construed in accordance with the laws of the State of Delaware (excluding its conflict of law rules).

24. AMENDMENT OR TERMINATION OF PLAN. The Board may at any time terminate or amend this Plan in any respect, including, without limitation, amendment of any form of Award Agreement or instrument to be executed pursuant to this Plan; provided, however, that the Board will not, without the approval of the stockholders of the Company, amend this Plan in any manner that requires such stockholder approval; provided further, that a Participant’s Award shall be governed by the version of this Plan then in effect at the time such Award was granted.

25. NONEXCLUSIVITY OF THE PLAN. Neither the adoption of this Plan by the Board, the submission of this Plan to the stockholders of the Company for approval, nor any provision of this Plan will be construed as creating any limitations on the power of the Board to adopt such additional compensation arrangements as it may deem desirable, including, without limitation, the granting of stock awards and bonuses otherwise than under this Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

26. INSIDER TRADING POLICY. Each Participant who receives an Award shall comply with any policy adopted by the Company from time to time covering transactions in the Company’s securities by Employees, officers and/or directors of the Company.

27. ALL AWARDS SUBJECT TO COMPANY CLAWBACK OR RECOUPMENT POLICY. All Awards, subject to applicable law, shall be subject to clawback or recoupment pursuant to any compensation clawback or recoupment policy adopted by the Board or required by law during the term of Participant’s employment or other service with the Company that is applicable to executive officers, employees, directors or other service providers of the Company, and in addition to any other remedies available under such policy and applicable law, may require the cancellation of outstanding Awards and the recoupment of any gains realized with respect to Awards.

28. DEFINITIONS. As used in this Plan, and except as elsewhere defined herein, the following terms will have the following meanings:

28.1. “Affiliate” means (i) any entity that, directly or indirectly, is controlled by, controls or is under common control with, the Company and (ii) any entity in which the Company has a significant equity interest, in either case as determined by the Committee, whether now or hereafter existing.

28.2. “Amendment Effective Date” means the date on which the amendments to the Plan are approved by the Board and the Company stockholders.

28.3 “Award” means any award under the Plan, including any Option, Restricted Stock, Stock Bonus Award, Stock Appreciation Right, Restricted Stock Unit, Performance Award or award of Performance Shares.

28.4. “Award Agreement” means, with respect to each Award, the written or electronic agreement between the Company and the Participant setting forth the terms and conditions of the Award, and country-specific appendix thereto for grants to non-U.S. Participants, which shall be in substantially a form (which need not be the same for each Participant) that the Committee (or in the case of Award agreements that are not used for Insiders, the Committee’s delegate(s)) has from time to time approved, and will comply with and be subject to the terms and conditions of this Plan.

28.5. “Award Transfer Program” means any program instituted by the Committee which would permit Participants the opportunity to transfer any outstanding Awards to a financial institution or other person or entity approved by the Committee.

28.6. “Board” means the Board of Directors of the Company.

28.7. “Cause” means (a) Participant’s conviction (including a guilty plea or plea of nolo contendere) of any felony or any other crime involving fraud, dishonesty or moral turpitude; (b) Participant’s commission or attempted commission of or participation in a fraud or act of dishonesty or misrepresentation against the Company that results (or could reasonably be expected to result) in material harm or injury to the business or reputation of the Company; (c) Participant’s material violation of any contract or agreement between Participant and the Company, or of any Company policy, or of any statutory duty Participant owes to the Company; or (d) Participant’s conduct that constitutes gross insubordination, incompetence or habitual neglect of duties and that results in (or could reasonably be expected to have resulted in) material harm to the business or reputation of the Company. The determination as to whether a Participant is being terminated for Cause shall be made in good faith by the Company and shall be final and binding on the Participant. The foregoing definition does not in any way limit the Company’s ability to terminate a Participant’s employment or consulting relationship at any time as provided in Section 20 above, and the term “Company” will be interpreted to include any Subsidiary or Parent, as appropriate. Notwithstanding the foregoing, the foregoing definition of “Cause” may, in part or in whole, be modified or replaced in each individual employment agreement or Award Agreement with any Participant, provided that such document supersedes the definition provided in this Section 28.6.

28.8. “Code” means the United States Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

28.9. “Committee” means the Compensation Committee of the Board or those persons to whom administration of the Plan, or part of the Plan, has been delegated as permitted by law.

28.10. “Common Stock” means the common stock of the Company.

28.11. “Company” means Sierra Oncology, Inc., or any successor corporation.

28.12. “Consultant” means any natural person, including an advisor or independent contractor, engaged by the Company or a Parent, Subsidiary or Affiliate to render services to such entity.

28.13. “Corporate Transaction” means the occurrence of any of the following events: (a) any “Person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the total voting power represented by the Company’s then-outstanding voting securities; provided, however, that for purposes of this subclause (a) the acquisition of additional securities by any one Person who is considered to own more than fifty percent (50%) of the total voting power of the securities of the Company will not be considered a Corporate Transaction; (b) the consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets; (c) the consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation; (d) any other transaction which qualifies as a “corporate transaction” under Section 424(a) of the Code wherein the stockholders of the Company give up all of their equity interest in the Company (except for the acquisition, sale or transfer of all or substantially all of the outstanding shares of the Company) or (e) a change in the effective control of the Company that occurs on the date that a majority of members of the Board are replaced during any twelve (12) month period by members of the Board whose appointment or election is not endorsed by as majority of the members of the Board prior to the date of such appointment or election. For purpose of this subclause (e), if any Person is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered a Corporate Transaction. For purposes of this definition, Persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company. Notwithstanding the foregoing, to the extent that any amount constituting deferred compensation (as defined in Section 409A of the Code) would become payable under this Plan by reason of a Corporate Transaction, such amount shall become payable only if the event constituting a Corporate Transaction would also qualify as a change in ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company, each as defined within the meaning of Code Section 409A, as it has been and may be amended from time to time, and any proposed or final Treasury Regulations and IRS guidance that has been promulgated or may be promulgated thereunder from time to time.

28.14. “Director” means a member of the Board.

28.15. “Disability” means in the case of incentive stock options, total and permanent disability as defined in Section 22(e)(3) of the Code and in the case of other Awards, that the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months.

28.16. “Dividend Equivalent Right” means the right of a Participant, granted at the discretion of the Committee or as otherwise provided by the Plan or an Award Agreement, to receive a credit for the account of such Participant in an amount equal to the cash, stock or other property dividends in amounts equal equivalent to cash, stock or other property dividends for each Share represented by an Award held by such Participant.

28.17. “Effective Date” means the day immediately prior to the date of the underwritten initial public offering of the Company’s Common Stock pursuant to a registration statement that is declared effective by the SEC.

28.18. “Employee” means any person, including Officers and Directors, providing services as an employee to the Company or any Parent, Subsidiary or Affiliate. Neither service as a Director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company.

28.19. “Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

28.20. “Exchange Program” means a program pursuant to which (a) outstanding Awards are surrendered, cancelled or exchanged for cash, the same type of Award or a different Award (or combination thereof) or (b) the exercise price of an outstanding Award is increased or reduced.

28.21. “Exercise Price” means, with respect to an Option, the price at which a holder may purchase the Shares issuable upon exercise of an Option and with respect to a SAR, the price at which the SAR is granted to the holder thereof.

28.22. “Fair Market Value” means, as of any date, the value of a share of the Company’s Common Stock determined as follows:

(a) if such Common Stock is publicly traded and is then listed on a national securities exchange, its closing price on the date of determination on the principal national securities exchange on which the Common Stock is listed or admitted to trading as reported in The Wall Street Journal or such other source as the Committee deems reliable;

(b) if such Common Stock is publicly traded but is neither listed nor admitted to trading on a national securities exchange, the average of the closing bid and asked prices on the date of determination as reported in The Wall Street Journal or such other source as the Committee deems reliable;

(c) in the case of an Option or SAR grant made on the Effective Date, the price per share at which shares of the Company’s Common Stock are initially offered for sale to the public by the Company’s underwriters in the initial public offering of the Company’s Common Stock pursuant to a registration statement filed with the SEC under the Securities Act; or

(d) if none of the foregoing is applicable, by the Board or the Committee in good faith.

28.23. “Insider” means an officer or director of the Company or any other person whose transactions in the Company’s Common Stock are subject to Section 16 of the Exchange Act.

28.24. “IRS” means the United States Internal Revenue Service.

28.25. “Non-Employee Director” means a Director who is not an Employee of the Company or any Parent or Subsidiary.

28.26. “Option” means an award of an option to purchase Shares pursuant to Section 5.

28.27. “Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if each of such corporations other than the Company owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

28.28. “Participant” means a person who holds an Award under this Plan.

28.29. “Performance Award” means cash or stock granted pursuant to Section 10 of the Plan.

28.30. “Performance Factors” means any of the factors selected by the Committee and specified in an Award Agreement, from among the following objective measures, either individually, alternatively or in any combination, applied to the Company as a whole or any business unit or Subsidiary, either individually, alternatively, or in any combination, on a GAAP or non-GAAP basis, and measured, to the extent applicable on an absolute basis or relative to a pre-established target, to determine whether the performance goals established by the Committee with respect to applicable Awards have been satisfied:

(a) Profit Before Tax;

(b) Billings;

(c) Revenue;

(d) Net revenue;

(e) Earnings (which may include earnings before interest and taxes, earnings before taxes, and net earnings);

(f) Operating income;

(g) Operating margin;

(h) Operating profit;

(i) Controllable operating profit, or net operating profit;

(j) Net Profit;

(k) Gross margin;

(l) Operating expenses or operating expenses as a percentage of revenue;

(m) Net income;

(n) Earnings per share;

(o) Total stockholder return;

(p) Market share;

(q) Return on assets or net assets;

(r) The Company’s stock price;

(s) Growth in stockholder value relative to a pre-determined index;

(t) Return on equity;

(u) Return on invested capital;

(v) Cash Flow (including free cash flow or operating cash flows)

(w) Cash conversion cycle;

(x) Economic value added;

(y) Individual confidential business objectives;

(z) Contract awards or backlog;

(aa) Overhead or other expense reduction;

(bb) Credit rating;

(cc) Strategic plan development and implementation;

(dd) Succession plan development and implementation;

(ee) Improvement in workforce diversity;

(ff) Customer indicators;

(gg) New product invention or innovation;

(hh) Attainment of research and development milestones;

(ii) Improvements in productivity;

(jj) Bookings; and

(kk) Attainment of objective operating goals and employee metrics.

The Committee may, in recognition of unusual or non-recurring items such as acquisition-related activities or changes in applicable accounting rules, provide for one or more equitable adjustments (based on objective standards) to the Performance Factors to preserve the Committee’s original intent regarding the Performance Factors at the time of the initial award grant. It is within the sole discretion of the Committee to make or not make any such equitable adjustments.

28.31. “Performance Period” means the period of service determined by the Committee, not to exceed five (5) years, during which years of service or performance is to be measured for the Award.

28.32. “Performance Share” means an Award granted pursuant to Section 10 of the Plan.

28.33. “Permitted Transferee” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law (including adoptive relationships) of the Employee, any person sharing the Employee’s household (other than a tenant or employee), a trust in which these persons (or the Employee) have more than 50% of the beneficial interest, a foundation in which these persons (or the Employee) control the management of assets, and any other entity in which these persons (or the Employee) own more than 50% of the voting interests.

28.34. “Plan” means this Sierra Oncology, Inc. 2015 Equity Incentive Plan (formerly called the ProNai Therapeutics, Inc. 2015 Equity Incentive Plan).

28.35. “Purchase Price” means the price to be paid for Shares acquired under the Plan, other than Shares acquired upon exercise of an Option or SAR.

28.36. “Restricted Stock Award” means an award of Shares pursuant to Section 6 of the Plan, or issued pursuant to the early exercise of an Option.

28.37. “Restricted Stock Unit” means an Award granted pursuant to Section 9 of the Plan.

28.38. “SEC” means the United States Securities and Exchange Commission.

28.39. “Securities Act” means the United States Securities Act of 1933, as amended.

28.40. “Service” shall mean service as an Employee, Consultant, Director or Non-Employee Director, to the Company or a Parent, Subsidiary or Affiliate, subject to such further limitations as may be set forth in the Plan or the applicable Award Agreement. An Employee will not be deemed to have ceased to provide Service in the case of (a) sick leave, (b) military leave, or (c) any other leave of absence approved by the Company; provided, that such leave is for a period of not more than 90 days (x) unless reemployment upon the expiration of such leave is guaranteed by contract or statute, or (y) unless provided otherwise pursuant to formal policy adopted from time to time by the Company and issued and promulgated to employees in writing. In the case of any Employee on an approved leave of absence or a reduction in hours worked (for illustrative purposes only, a change in schedule from that of full-time to part-time), the Committee may make such provisions regarding suspension of or modification of vesting of the Award while on leave from the employ of the Company or a Parent, Subsidiary or Affiliate or during such change in working hours as it may deem appropriate, except that in no event may an Award be exercised after the expiration of the term set forth in the applicable Award Agreement. In the event of military leave, if required by applicable laws, vesting shall continue for the longest period that vesting continues under any other statutory or Company approved leave of absence and, upon a Participant’s returning from military leave (under conditions that would entitle him or her to protection upon such return under the Uniform Services Employment and Reemployment Rights Act), he or she shall be given vesting credit with respect to Awards to the same extent as would have applied had the Participant continued to provide services to the Company throughout the leave on the same terms as he or she was providing services immediately prior to such leave. Except as set forth in this Section 28.39, an employee shall have terminated employment as of the date he or she ceases provide services (regardless of whether the termination is in breach of local employment laws or is later found to be invalid) and employment shall not be extended by any notice period or garden leave mandated by local law, provided however, that a change in status from an employee to a consultant or advisor shall not terminate the service provider’s Service, unless determined by the Committee, in its discretion. The Committee will have sole discretion to determine whether a Participant has ceased to provide Services and the effective date on which the Participant ceased to provide Services.

28.41. “Shares” means shares of Common Stock and the common stock of any successor entity.

28.42. “Stock Appreciation Right” means an Award granted pursuant to Section 8 of the Plan.

28.43. “Stock Bonus” means an Award granted pursuant to Section 7 of the Plan.

28.44. “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

28.45. “Treasury Regulations” means regulations promulgated by the United States Treasury Department.

28.46. “Unvested Shares” means Shares that have not yet vested or are subject to a right of repurchase in favor of the Company (or any successor thereto).

SIERRA ONCOLOGY, INC.

(the “Company”)

2015 EQUITY INCENTIVE PLAN

(the “Plan”)

ADDENDUM FOR CANADIAN PARTICIPANTS

A.	The Company has adopted the Plan, to be effective on the Effective Date.

B.

The Company desires to modify certain terms of the Plan in their application for Directors, Non-Employee Directors and Employees (as those terms are defined in the Plan) who are resident in Canada for purposes of the Income Tax Act (Canada) or otherwise subject to Canadian personal income tax (the “Canadian Participants”).

C.	Under the Income Tax Act (Canada), Directors, Non-Employee Directors and Employees who are Canadian Participants are treated as officers and employees for purposes of that Act.

NOW THEREFORE, the Company does hereby amend certain terms and conditions of the Plan as they apply to the Canadian Participants, as follows.

1.	Defined Terms. In this Addendum, all defined terms shall have the respective meanings set forth in the Plan, unless otherwise defined herein.

2.	Effective Date. The effective date of this Addendum is the Effective Date.

3.	Options.

(a)	Options granted to Canadian Participants will be NSOs.

(b)

Notwithstanding section 5.2 of the Plan, the grant date of an Option awarded to a Canadian Participant shall be, in all cases, the date the Option is actually granted to the Canadian Participant, as evidenced by the Award Agreement.

(c)

Notwithstanding section 5.1 of the Plan, satisfaction of Performance Factors, if any, will be treated as a condition subsequent to the grant to a Canadian Participant of an Option giving rise to a risk of forfeiture of the Option and not a condition precedent to the grant of the Option.

(d)

For purposes of section 5.9 of the Plan, Options granted to a Canadian Participant will not be modified or altered, or new options granted in substitution therefor, if such modification, alteration or substitution has a material adverse affect on such Canadian Participant’s tax treatment of such Options, except with such Canadian Participant’s consent.

4.	Stock Bonus Awards.

Section 7.2 of the Plan shall be modified as it applies to Canadian Participants such that the Company is required to issue Shares in payment of a Stock Bonus Award to a Canadian Participant and the Company cannot choose, at its option, to make such payment in cash or a combination of cash and Shares, and section 7.2 shall read as follows:

“7.2. Form of Payment to Canadian Participant. Payment of a Stock Bonus Award to a Canadian Participant shall be settled solely by the issuance of Shares.”

5.	Stock Appreciation Rights.

(a)

Section 8.2 of the Plan shall be modified as it applies to Canadian Participants such that the Committee will provide that a SAR (or a portion thereof) becomes exercisable on the date of vesting of the SAR (or portion thereof), which date will be the date of exercise of the SAR (or portion thereof) for purposes of section 8.3 of the Plan. The relevant SAR (or portion thereof) will be deemed to be exercised on that date and the Canadian Participant will be immediately entitled to receive payment from the Company under section 8.3 of the Plan.

(b)

Section 8.3 of the Plan shall be modified as it applies to Canadian Participants such that each SAR (or portion thereof) that vests and is deemed to be exercised pursuant to section 8.2 of the Plan (as modified by section 4(a) of this Addendum) shall be settled and paid out to the Canadian Participant as soon as practicable after the date of such vesting, and the terms of the SAR shall not, in any circumstances, provide for a deferral of such payment.

6.	Restricted Stock Units.

Section 9.2 of the Plan shall be modified as it applies to Canadian Participants such that the Company agrees to issue only Shares in payment of RSUs to a Canadian Participant and the Company cannot choose, at its option, to make such payment in cash or a combination of cash and Shares, and section 9.2 shall read as follows:

“9.2. Form and Timing of Settlement to Canadian Participants. Payment of earned RSUs of a Canadian Participant shall be made as soon as practicable after the date(s) determined by the Committee and set forth in the Award Agreement. Such earned RSUs shall be settled solely by the issuance of Shares. The Committee may permit a Canadian Participant to defer settlement and the issuance of Shares in payment of an earned RSU to a date that is acceptable to the Committee, provided that the terms of the Award Agreement, the RSUs and any deferral meet the conditions of section 7 of the Income Tax Act (Canada).”

7.	Performance Awards.

(a)	Section 10.1 of the Plan shall be modified as it applies to Canadian Participants and shall read as follows:

“10.1 Terms of Performance Awards. The Committee will determine, and each Award Agreement shall set for the terms of each Performance Award, including, without limitation, the consideration to be distributed on settlement or payment; the Performance Factors and the Performance Period that shall determine the time and extent to which each Performance Award will be settled or paid; and the effect of the Canadian Participant’s termination of Service on each Performance Award. In establishing Performance Factors and the Performance Period the Committee will: (x) determine the nature, length and starting date of any Performance Period; (y) select from among the Performance Factors to be used; and (z) determine the number of Shares deemed subject to the award of Performance Shares or the cash value of any cash bonus subject to a Performance Award.

10.1.1 If the Performance Award is in the form of a cash bonus, the Committee shall determine, and the Award Agreement shall provide, that the Performance Award must be paid out to the Canadian Participant within three (3) years after the end of the first year in which the services were performed and in respect of which that Performance Award is granted.

10.1.2 If the Performance Award is in the form of Performance Shares, the Committee shall determine, and the Award Agreement shall set forth, the number of Shares deemed subject to such award of Performance Shares.

10.1.3 Prior to settlement of any Performance Award the Committee shall determine the extent to which such Performance Award has been earned. Subject to section 10.1.1, Performance Periods may overlap and Participants may participate simultaneously with respect to Performance Awards that are, subject to different Performance Periods and different performance goals and other criteria. No Participant will be eligible to receive more than $5,000,000 in cash bonus Performance Awards in any annual Performance Period under this Plan, and for any other Performance Period, such amount multiplied by a fraction, the number of which is the number of months in the Performance period and the denominator of which is twelve (12).”

(b)

Section 10.2 of the Plan shall be modified as it applies to Canadian Participants in respect of Performance Shares such that the Company agrees to issue only Shares in payment of awards of Performance Shares to a Canadian Participant and neither the Committee nor the Company may choose, at its option, to make such payment in cash or a combination of cash and Shares.

8.	Payment for Share Purchases.

Section 11(b) of the Plan shall be modified as at applies to Canadian Participants with respect to the consideration that may be paid by Canadian Participants for Shares purchased pursuant to the Plan. In no circumstances shall a Canadian Participant be permitted to make, and the Committee shall not approve, a payment by the Canadian Participant by the surrender of any Shares that were acquired at any time by the Canadian Participant on the exercise of any Option.

9.	Withholding Taxes.

(a)	Section 13.1 of the Plan shall be modified as it applies to Canadian Participants and shall read as follows:

“13.1 Withholding for Canadian Participants. The Company or any Affiliate may take such reasonable steps for the deduction and withholding of any taxes and other required source deductions which the Company or Affiliate, as the case may be, is required by law or regulation of any governmental authority whatsoever to remit in connection with the exercise or settlement of any Award granted to a Canadian Participant. Without limiting the generality of the foregoing, whenever a settlement or payment is made by the issuance of Shares to a Canadian Participant in satisfaction of Awards granted under this Plan, the Company or Affiliate, as the case may be, may, at its discretion (i) deduct and withhold those amounts it is required to remit from any cash remuneration or other amount payable to the Canadian Participant, whether or not such amount payable is related to the Plan, or the exercise or settlement of any Awards; (ii) permit the Canadian Participant to make a cash payment to the Company or Affiliate, as the case may be, equal to the amount required to be remitted; or (iii) sell, on behalf of the Canadian Participant, that number of Shares to be issued on the exercise or settlement such that the amount of the proceeds of such sale will be sufficient to satisfy any taxes or other source deductions required to be remitted for the account of the Canadian Participant. If the Company or Affiliate, as the case may be, considers that the foregoing steps undertaken in connection with this section 13.1 result in inadequate withholding or a late remittance of taxes or other source deductions, then the delivery of Shares to be issued on the exercise or settlement of Awards may be made conditional upon the Canadian Participant (or other person) reimbursing or compensating the Company or Affiliate or making arrangements satisfactory to the Company or Affiliate for the payment in a timely manner of all taxes and other source deductions required to be remitted.”

(b)

Section 13.2 of the Plan shall not apply to Canadian Participants. For greater certainty, the Committee shall not approve funding by a Canadian Participant of withholding taxes or other source deductions by the withholding of Shares the Canadian Participant is otherwise entitled to receive or the surrender by the Canadian Participant of any Shares that were acquired at any time by the Canadian Participant on the exercise of any Option.

SIERRA ONCOLOGY, INC.

c/o 2150-885 WEST GEORGIA STREET

VANCOUVER, BC V6C 3E8

CANADA

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on January 20, 2020. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to  www.virtualshareholdermeeting.com/SRRA20SM

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on January 20, 2020. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it to be received by 11:59 P.M. Eastern Time on January 17, 2020 in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E87714-S94484            KEEP THIS PORTION FOR YOUR RECORDS

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SIERRA ONCOLOGY, INC.

The Board of Directors recommends you vote FOR Proposal 1:				For	Against	Abstain

1.  To approve an amendment to our certificate of incorporation to effect a reverse stock split at a ratio not less than 1-for-20 and not greater than 1-for-50, with the exact ratio to be set within that range at the discretion of our board of directors before December 31, 2020, without further approval or authorization of our stockholders.

				☐	☐	☐
The Board of Directors recommends you vote FOR Proposal 2:

2.  To approve amendments to our 2015 Equity Incentive Plan to (i) increase the authorized number of shares available for issuance thereunder by 172,500,000 (pre-split) shares and proportionately increase the share limit related to incentive stock options thereunder, each on a pre-split basis, (ii) provide limits on the total value of compensation that may be granted to any non-employee director in each calendar year, and (iii) eliminate the annual individual grant limit to reflect changes to the tax law in 2017 tax legislation.

				☐	☐	☐

NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the special meeting. If no direction is made, this proxy will be voted FOR Proposal 1 and FOR Proposal 2.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Proxy Statement is available at www.proxyvote.com.

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E87715-S94484

SIERRA ONCOLOGY, INC. Special Meeting of Stockholders January 21, 2020 9:00 AM, PT This proxy is solicited by the Board of Directors

The stockholders hereby appoint Nick Glover and Sukhi Jagpal, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock and Series A convertible voting preferred stock of SIERRA ONCOLOGY, INC. that the stockholders are entitled to vote at the Special Meeting of Stockholders to be held at 9:00 AM, Pacific Time on January 21, 2020, online at www.virtualshareholdermeeting.com/SRRA20SM, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Continued and to be signed on reverse side